EXECUTION VERSION

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                      PLEDGE AND INTERCREDITOR AGREEMENT

                         dated as of December 15, 2006

                                     among

                   TENNENBAUM OPPORTUNITIES PARTNERS V, LP,
                                 as Borrower,


                        WACHOVIA CAPITAL MARKETS, LLC,
        as Administrative Agent and as Secured Parties Representative,


                                      and

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 as Custodian
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                               TABLE OF CONTENTS
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                      ARTICLE I DEFINITIONS; CONSTRUCTION

SECTION 1.1             Definitions..............................................................................1

SECTION 1.2             Rules of Construction....................................................................2

SECTION 1.3             Accounting and UCC Terms.................................................................2

SECTION 1.4             Computation of Time Periods..............................................................2

SECTION 1.5             Cross References.........................................................................2

SECTION 1.6             Reference to Secured Parties.............................................................2

SECTION 1.7             Automatic Amendment......................................................................2

SECTION 1.8             Other Agreements.........................................................................2

SECTION 1.9             Legal Representation of the Parties......................................................2


                         ARTICLE II SECURITY INTEREST

SECTION 2.1             Grant of Security Interest; No Obligation................................................3

SECTION 2.2             Acknowledgments..........................................................................3

SECTION 2.3             Perfection of Security Interest..........................................................3

SECTION 2.4             No Recourse..............................................................................4

SECTION 2.5             Investment Holding Subsidiaries..........................................................4


                  ARTICLE III THE CUSTODIAL ACCOUNT; THE ESCROW ACCOUNT; CREDITING OF COLLATERAL

SECTION 3.1             Establishment and Maintenance of the Custodial Account and the Escrow Account............4

SECTION 3.2             Procedures for Crediting of Collateral to Custodial Account or Escrow Account............5

SECTION 3.3             Investments of Funds in Custodial Account and Escrow Account; Release of Funds...........6

SECTION 3.4             Release of Collateral....................................................................7

SECTION 3.5             Restrictions on Release or Transfer of Collateral........................................7

SECTION 3.6             Disposition of and Release of Security Interest.........................................12

SECTION 3.7             Limitation by Law.......................................................................13


                            ARTICLE IV RIGHTS OF CONTROLLING CLASS AND SECURED PARTIES

SECTION 4.1             Rights of Controlling Class.............................................................13

SECTION 4.2             Certain Rights of Secured Parties.......................................................13
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                              ARTICLE V REMEDIES

SECTION 5.1             Remedies................................................................................14

SECTION 5.2             Right to Initiate Judicial Proceedings, etc.............................................15

SECTION 5.3             Appointment of a Receiver...............................................................16

SECTION 5.4             Directions Originated by the Controlling Class..........................................16

SECTION 5.5             Remedies Not Exclusive..................................................................16

SECTION 5.6             Waiver of Certain Rights................................................................17

SECTION 5.7             Notice of Secured Parties Representative Actions........................................17

SECTION 5.8             Limitation by Law.......................................................................18


            ARTICLE VI LIQUIDATION ACCOUNT; APPLICATION OF PROCEEDS

SECTION 6.1             The Liquidation Account.................................................................18

SECTION 6.2             Control of the Liquidation Account......................................................18

SECTION 6.3             Investment of Funds Deposited in the Liquidation Account................................18

SECTION 6.4             Limitation on Disbursements from Liquidation Account; Reliance on Liquidation
                        Direction...............................................................................18

SECTION 6.5             Distributions...........................................................................19

SECTION 6.6             Administration of the Liquidation Account...............................................20

SECTION 6.7             Receipt by Representative...............................................................21


                 ARTICLE VII TERMINATION OF SECURITY INTEREST

SECTION 7.1             Termination of Security Interest; Release of Collateral.................................21

SECTION 7.2             Termination Statements..................................................................22


                  ARTICLE VIII REPRESENTATIONS AND WARRANTIES

SECTION 8.1             The Borrower............................................................................22


                             ARTICLE IX COVENANTS

SECTION 9.1             Title Covenants.........................................................................24

SECTION 9.2             Further Assurances......................................................................24

SECTION 9.3             Notices.................................................................................25

SECTION 9.4             Costs of Transfer; Taxes; and Expenses..................................................25

SECTION 9.5             Secured Parties Representative May Perform..............................................25

SECTION 9.6             Pledged Investments.....................................................................26

SECTION 9.7             Delivery of Instruments.................................................................26


                ARTICLE X SECURED PARTIES REPRESENTATIVE'S ROLE

SECTION 10.1            Appointment and Duties of the Secured Parties Representative............................27

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
SECTION 10.2            Delivery of Agreements and Information as to Holders....................................28

SECTION 10.3            Compensation and Expenses...............................................................28

SECTION 10.4            Stamp and Other Similar Taxes...........................................................29

SECTION 10.5            Filing Fees, Excise Taxes, etc..........................................................29

SECTION 10.6            Indemnification.........................................................................29

SECTION 10.7            Direction of the Secured Parties Representative.........................................30

SECTION 10.8            Acceptance of Appointment...............................................................31

SECTION 10.9            Exculpatory Provisions..................................................................31

SECTION 10.10           Reliance by Secured Parties Representative..............................................32

SECTION 10.11           Limitations on Duties of the Secured Parties Representative.............................33

SECTION 10.12           Resignation and Removal of the Secured Parties Representative...........................33

SECTION 10.13           Merger of the Secured Parties Representative............................................35

SECTION 10.14           Reasonable Care.........................................................................35

SECTION 10.15           Delegation of Duties....................................................................35

SECTION 10.16           Certain Voting Matters..................................................................36

SECTION 10.17           Confidentiality; Investment Company Act.................................................36


                           ARTICLE XI MISCELLANEOUS

SECTION 11.1            Amendments, Supplements and Waivers.....................................................37

SECTION 11.2            Notices.................................................................................38

SECTION 11.3            Notices to the Borrower.................................................................38

SECTION 11.4            Headings................................................................................39

SECTION 11.5            Severability............................................................................39

SECTION 11.6            Separate Liability......................................................................39

SECTION 11.7            Sharing of Payments.....................................................................39

SECTION 11.8            Secured Parties Representative Actions, Rights and Remedies.............................39

SECTION 11.9            Binding Effect..........................................................................40

SECTION 11.10           Governing Law...........................................................................40

SECTION 11.11           Counterparts............................................................................40

SECTION 11.12           Other Transactions......................................................................40

SECTION 11.13           Limitation on Actions, Inconsistency....................................................40

SECTION 11.14           Forum Selection and Consent to Jurisdiction.............................................41

SECTION 11.15           Waiver of Jury Trial....................................................................41
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
SECTION 11.16           Non-Recourse to Investment Manager, Co-Manager and Holders of Preferred Interests
                        or Common Interests.....................................................................42

SECTION 11.17           No Petition.............................................................................42


Section 1.              Certain Defined Terms....................................................................1

Section 2.              Grant of Security Interest by Grantor....................................................1

Section 3.              Acknowledgments..........................................................................2

Section 4.              Perfection of Security Interest..........................................................2


                                    ANNEXES

Annex I           Definitions.................................................................................I-1
Annex II          Locations..................................................................................II-1
Annex III         Addresses for Notices.....................................................................III-1
Annex IV          Transfers and Perfection of Pledged Loans, Pledged Trade Payables and
                  Pledged Trade Claims, and Pledged Structured Product Transactions and
                  Defensive Hedge Transactions...............................................................IV-1
Annex V           Certificate Regarding Confirmation of Grant.................................................V-1
Annex VI          Form of Joinder Agreement for Investment Holdings Subsidiaries.............................VI-1

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                      PLEDGE AND INTERCREDITOR AGREEMENT

         THIS PLEDGE AND INTERCREDITOR AGREEMENT, dated as of December 15, 2006 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is entered into by and among TENNENBAUM OPPORTUNITIES PARTNERS V, LP, a Delaware limited partnership (the "Borrower"), WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as representative of the Secured Parties (in such capacity, the "Secured Parties Representative") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (in such capacity, the "Custodian").

                             W I T N E S S E T H:
                             --------------------

         WHEREAS, pursuant to the Credit Agreement, the Lenders have extended Loan Commitments to the Borrower;

         WHEREAS, the Borrower has obtained commitments for the purchase of its Preferred Interests;

         WHEREAS, it is the intent of the parties that (a) the obligations of the Borrower to the Secured Parties under the Credit Agreement and the Secured Hedging Agreements be secured by a first priority lien and security interest in the Collateral and (b) this Agreement create such lien and security interest in such assets to secure the obligations of the Borrower referred to above and other such obligations described herein and make certain provisions relating to the various relationships among the Secured Parties and the administration of the Collateral; and

         WHEREAS, as a condition precedent to the making of the initial Loans under the Credit Agreement, the Borrower is required to execute and deliver this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I

                           DEFINITIONS; CONSTRUCTION

         SECTION 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the respective meanings set forth in Annex I hereto. In the event of any inconsistency between the definition of any term as set forth herein and the definition of such term as set forth in Annex I, the definition of such term as set forth in Annex I shall control. Terms not otherwise defined in this Agreement (including Annex I) are used as defined in the Credit Agreement.

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         SECTION 1.2 Rules of Construction. Unless the context otherwise requires, (a) a term has the meaning assigned to it herein or in Annex I hereto, subject to the provisions of Section 1.1 (Definitions); (b) words in the singular include the plural, and words in the plural include the singular;
(c) "paid in full" and any phrase of similar import means "paid in full in cash"; and (d) "including" means, where not already so indicated, "including without limitation."

         SECTION 1.3 Accounting and UCC Terms. As used herein, unless otherwise specifically defined in this Agreement, and unless the context requires a different meaning: (a) all accounting terms shall be construed in accordance with GAAP; and (b) all terms defined in Articles 8 and 9 of the UCC are used herein as so defined.

         SECTION 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         SECTION 1.5 Cross References. "Herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule, Annex or Exhibit are references to such Article or Section of, or Schedule, Annex or Exhibit to, this Agreement, and references in any Article, Section, Schedule, Annex, Exhibit or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule, Annex, Exhibit or definition.

         SECTION 1.6 Reference to Secured Parties. In each case herein where any payment or distribution is to be made or notice is to be given to "Secured Parties," such payments, distributions and notices in respect of the Lenders shall be made to the Administrative Agent.

         SECTION 1.7 Automatic Amendment. In the event a new Credit Agreement shall be designated by the Borrower consistent with the provisions hereof, the parties hereto agree that, subject to subsection 11.1(a)(v), this Agreement may be modified to effect any technical amendments hereto which may be advisable to afford to the lenders and their representatives under such new Credit Agreement the same rights, remedies and protections afforded to the Lenders and their Representatives as of the Closing Date.

         SECTION 1.8 Other Agreements. All references in this Agreement to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

         SECTION 1.9 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Transaction Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.


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                                  ARTICLE II

                               SECURITY INTEREST

         SECTION 2.1 Grant of Security Interest; No Obligation. (a) To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, and to secure the due and punctual performance of all of the obligations of the Borrower contained in this Agreement, the Credit Agreement, the other Transaction Documents and any Secured Hedging Agreement, the Borrower hereby Grants to the Secured Parties Representative (and each successor Secured Parties Representative) for its benefit and the benefit of the Secured Parties, a security interest (the "Global Lien") in all of the Borrower's right, title and interest in and to the Collateral; provided, however, that the Global Lien on any Collateral released or distributed by the Custodian from the Custodial Account (including, but not limited to, any transfers from the Custodial Account to the Fund Custodial Account) or the Escrow Account (including, but not limited to, any transfers from the Escrow Account to the Fund Custodial Account) pursuant to, and in accordance with the terms of, the Custodial Agreement and Article III of this Agreement shall automatically be released and discharged, without any action by the Secured Parties Representative or any other Secured Party, except to the extent that such Collateral is released or distributed to the Liquidation Account. The Secured Parties Representative's remedial rights in respect of the Collateral shall be subject in all respects to the terms of Article V hereof.

               (b) The Security Interest is Granted as security only and shall not subject the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

         SECTION 2.2 Acknowledgments. (a) The Borrower hereby acknowledges that all securities that are identified from time to time in the Custodian's records as being subject to a security interest in favor of the Secured Parties Representative for the benefit of any of the Secured Parties (so long as any Secured Obligations are outstanding) are subject to such a security interest. Notwithstanding anything else to the contrary, each of the Administrative Agent, the Secured Parties Representative and the Hedging Representative acknowledges and understands that its rights (and the other Secured Parties' rights) under this Agreement may only be exercised in accordance with the terms of this Agreement.

               (b) The parties hereto (excluding the Borrower) acknowledge and understand that in respect of the obligations hereunder of the Borrower (including indemnification obligations), (i) they shall have recourse only to the Collateral and the other assets of the Borrower, (ii) that recourse shall be limited as provided in Section 9.19 of the Credit Agreement and shall be subject to the applicable priority of payment provisions herein and (iii) that this subsection 2.2(b) will survive termination of this Agreement.

         SECTION 2.3 Perfection of Security Interest. The parties hereto agree that the Custodian shall (a) hold the Collateral for the benefit of the Borrower and the Secured Parties, as


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required by the Custodial Agreement and (b) be authorized to take any and all actions set forth in the Custodial Agreement with respect to the Collateral to preserve the Security Interest.

         SECTION 2.4 No Recourse. Except as otherwise provided in this Agreement or any other Transaction Document, any release granted by any Representative pursuant to Article III or any other Transaction Document shall be without recourse to the Secured Parties Representative or any other Representative or any other Secured Party.

         SECTION 2.5 Investment Holding Subsidiaries. At any time on or after the Closing Date, the Borrower may establish one or more Investment Holding Subsidiaries for the purpose of facilitating the acquisition, holding and disposition of Fund Investments in certain circumstances, as set forth in the Credit Agreement. In the event that the Borrower elects to establish such an Investment Holding Subsidiary, it shall, prior to or contemporaneously with the acquisition of any Fund Investment by such Investment Holdings Subsidiary, cause such Investment Holding Subsidiary to execute a joinder agreement in the form of Annex VI hereto in order to grant a security interest in any such Fund Investment and all other property of such Investment Holding Subsidiary to the Secured Parties Representative and agree to certain related matters.


                                 ARTICLE III

      THE CUSTODIAL ACCOUNT; THE ESCROW ACCOUNT; CREDITING OF COLLATERAL

         SECTION 3.1 Establishment and Maintenance of the Custodial Account and the Escrow Account. (a) On or prior to the date hereof, the Borrower and the Custodian shall have established the Custodial Account and the Escrow Account and at all times thereafter the Borrower and the Custodian shall maintain the Custodial Account and the Escrow Account pursuant to the terms and conditions of the Custodial Agreement until payment in full of all Secured Obligations then due and payable and the termination of all Commitments.

               (b) Custodian's Instructions. The Custodial Agreement shall provide that the Custodial Account and the Escrow Account shall be maintained at the Custodian, except as otherwise instructed by the Secured Parties Representative, and the Secured Parties Representative hereby agrees not to so instruct the Custodian without the prior written consent of the Borrower and the Representatives. The parties hereto acknowledge and understand that the Custodial Agreement provides that the Custodian is authorized to take instructions from the Borrower or the Investment Manager with respect to transfers and withdrawals from or deposits to the Custodial Account and the Escrow Account (and otherwise pay expenses from or direct the investment of funds held therein), subject to limitations on such authority set forth in the Custodial Agreement and Section 3.5 of this Agreement. The parties hereto acknowledge and understand that, under the Custodial Agreement, only the Borrower, the Investment Manager and the Secured Parties Representative, on behalf of the respective Secured Parties, may originate instructions and orders given to the Custodian, and that the Secured Parties Representative shall only direct the Custodian (including any suspension of the authority of the Borrower and the Investment Manager to instruct the Custodian) pursuant to the terms and conditions of this Agreement. By its acceptance of the benefits hereof, each Secured Party hereby agrees (or shall


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be deemed to agree) that it will not originate instructions or orders to the
Custodian independently through the exercise of any rights such Secured Party may have in the Transaction Documents.

               (c) Sole Dominion and Control. The parties hereto hereby agree that the dominion and control over the Custodial Account and the Escrow Account shall be determined in accordance with the provisions of the Custodial Agreement, and the Custodian shall be the agent, bailee, securities intermediary and custodian of Account Property.

               (d) Control Agreement. The parties hereto hereby acknowledge that it is their intention that (i) the Secured Parties Representative have "control" under Article 8 of the UCC of the security entitlement in the financial assets comprising the Account Property by virtue of the power of the Secured Parties Representative, in its capacity as a secured party for the benefit of the Secured Parties under the Global Lien, to deliver an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) to the Custodian under the Custodial Agreement and (ii) the Custodian shall be the Securities Intermediary against which the Secured Parties as entitlement holders have a security entitlement and shall act in such capacity for purposes of the Custodial Agreement.

               (e) Delegation. All actions that the Borrower is permitted or required to take in accordance with the terms hereof (including, without limitation, providing any notices to any Person or giving instructions to the Custodian in accordance with the terms hereof) may be taken by the Investment Manager on behalf of the Borrower. For the avoidance of doubt, no Investment Holding Subsidiary may provide any direction of instruction hereunder except through the Borrower or the Investment Manager.

         SECTION 3.2 Procedures for Crediting of Collateral to Custodial Account or Escrow Account.

               (a) In General. The Borrower may, on behalf of itself or any Investment Holding Subsidiary, on any Business Day, at such times as may be agreed to with the Custodian, transfer any Cash or Fund Investment to the Custodian for deposit in the Custodial Account or the Escrow Account or otherwise include the same within the Collateral in accordance with the applicable procedures set forth in the Custodial Agreement and, in the case of Bank Loans, Structured Product Transactions, Defensive Hedge Transactions, Trade Payables and Trade Claims, in Annex IV hereto.

               (b) Acquisition of Fund Investments. Each time that the Borrower or any Investment Holding Subsidiary shall acquire any Cash or Fund Investment, the Borrower shall, if such Cash or Fund Investment is to be included in the Collateral and has not already been transferred to the Custodial Account, transfer or cause the transfer of such Cash or Fund Investment to the Custodian for deposit into the Custodial Account to be held for the benefit of the Borrower, an Investment Holding Subsidiary (if applicable), the Secured Parties Representative and the Representatives, on behalf of the respective Secured Parties they represent, in accordance with the terms hereof and of the Custodial Agreement. The Security Interest in the funds or other property used to acquire such Cash or Fund Investment shall, immediately upon such acquisition and transfer and without further action on the part of the


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Secured Parties Representative, the Controlling Class, any Representative or
any other Secured Party, be released; provided that such acquisition is made in accordance with the terms hereof and of the Custodial Agreement. It is understood and agreed that Secured Hedging Agreements shall be delivered to the Secured Parties Representative but need not be delivered to the Custodian.

               (c) Form of Transfer. The Borrower and any Investment Holding Subsidiary shall transfer each item of Collateral to the Custodian pursuant to this Agreement in a form and manner sufficient to create perfected security interests therein for the benefit of the Secured Parties, subject only to Permitted Liens and in a form and manner reasonably acceptable to the Custodian and in accordance with the requirements of this Agreement and the Custodial Agreement and, in the case of Pledged Loans, Pledged Structured Product Transactions, Defensive Hedge Transactions, Pledged Trade Payables and Pledged Trade Claims, with the requirements of Annex IV hereto.

               (d) Escrow Account. On any Business Day on which RIC Distributions are made in accordance with Section 6.2.5 of the Credit Agreement, the Borrower shall direct the Custodian to deposit such RIC Distributions into the Escrow Account on such Business Day.

         SECTION 3.3 Investments of Funds in Custodial Account and Escrow Account; Release of Funds.

               (a) Investment of Funds. Except to the extent that the Borrower's rights may be limited when a Notice of Suspension (including any Acceleration Notice and any Final Maturity Payment Default Notice) or Liquidation Notice has been delivered and is in effect, the Borrower may, without the consent of the Secured Parties Representative, any Representative or any other Secured Party, direct the investment and reinvestment by the Custodian of (i) all cash credit balances on deposit in the Custodial Account or the Escrow Account and (ii) all interest and income on and proceeds from such cash credit balances and Pledged Investments, in accordance with the Custodial Agreement and the following terms and conditions:

                    (i) the Borrower may maintain credit balances in the
            Custodial Account or the Escrow Account;

                    (ii) all such cash credit balances and proceeds will be
            maintained as interest-bearing credit balances in accordance with the customary practice of the Custodian or be invested solely in Cash, Cash Equivalents and other Fund Investments; and

                    (iii) prior to or contemporaneously with the making of any investment or reinvestment in a Fund Investment which is intended to be included in the Collateral, the Borrower shall, on behalf of itself or any applicable Investment Holding Subsidiary, subject to the Borrower's right to release or remove Collateral pursuant to this Agreement and the Custodial Agreement, take or cause to be taken such steps as may be necessary to insure that the Secured Parties Representative will have a valid and perfected security interest in such investment, subject only to Permitted Liens.



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               (b) Distribution of Funds. Except to the extent that the
Borrower's rights may be limited when a Notice of Suspension (including any Acceleration Notice and any Final Maturity Payment Default Notice) or Liquidation Notice has been delivered and is in effect, the Borrower may direct that Cash or Cash Equivalents in the Custodial Account or the Escrow Account be withdrawn and distributed as and when required to enable the Borrower to pay expenses incurred in the ordinary course of business, to make distributions to the holders of its equity interests subject to the limitations of the Credit Agreement (including, in the case of the Escrow Account, subject to the limitations set forth in Section 6.2.5 of the Credit Agreement), to capitalize Hedging SPEs or Investment Holding Subsidiaries and to meet its other obligations or for any other purpose other than any incurred in contravention of the Transaction Documents.

               (c) Representation and Warranty. Each request by the Borrower for investment, reinvestment or release of Cash or Cash Equivalents in or from the Custodial Account or the Escrow Account shall be deemed a representation and warranty by the Borrower that (i) such investment, reinvestment or release is in accordance with the terms and conditions specified in subsection (a) of this Section 3.3 or for the purposes specified in subsection (b) of this
Section 3.3, as applicable, and (ii) except in the case of an investment or reinvestment in Cash or Cash Equivalents or as otherwise permitted by Section
3.4 or 3.5, no Event of Default or Over-Collateralization Test Deficiency has occurred and is continuing on the date of such request or will occur as a result of such investment or release.

         SECTION 3.4 Release of Collateral. On any Business Day, except to the extent that the Borrower's rights may be limited when a Notice of Suspension (including any Acceleration Notice and any Final Maturity Payment Default Notice) or Liquidation Notice has been delivered and is in effect, and subject to the provisions of subsection 3.5 (a) hereof and Section 6.2.8 of the Credit Agreement, the Borrower may direct the release, transfer, sale, exchange or other disposition of Pledged Investments and other Collateral (including any Related Contracts) (including, but not limited to, any transfer to the Fund Custodial Account and any transfer in connection with the capitalization of the Hedging SPEs or Investment Holding Subsidiaries) by delivering to the Custodian such information and other materials as are reasonably required by the Custodian to properly identify and process such Collateral and its release or transfer in accordance with the provisions of the Custodial Agreement.

         SECTION 3.5 Restrictions on Release or Transfer of Collateral.

               (a) Event of Default or Over-Collateralization Test Deficiency. Notwithstanding anything contained herein to the contrary, the Borrower shall not, without the consent of the Secured Parties Representative, request, direct or permit any release or transfer of Collateral on any date if, after giving effect to all transactions (including such release or transfer) occurring prior to or as of such date, any Event of Default or Over-Collateralization Test Deficiency shall have occurred and be continuing on such date or will occur as a result of such release or transfer; provided, however, that such release or transfer shall be permitted without the consent of the Secured Parties Representative prior to the earlier to occur of (i) an Insolvency Event or (ii) the exercise of remedies by any Representative or the Secured Parties Representative pursuant to Section 5.1 if:


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                    (i) such release or transfer of cash credit balances or
            Pledged Investments is for the investment or reinvestment thereof in cash credit balances or a Cash Equivalent pursuant to Section
            3.3 and such cash credit balances or such Cash Equivalent, as the case may be, is added to the Collateral or otherwise used to cure or assist in curing such Over-Collateralization Test Deficiency or Event of Default, to pay Secured Obligations due and payable or to make dividend distributions in respect of Preferred Interests that are due and payable and then permitted to be paid in accordance with the terms of the Credit Agreement, to satisfy any pre-existing funding obligations of the Borrower or any Investment Holding Subsidiary under any Fund Investment (upon prompt written notice to the Controlling Class) or to pay other reasonable fees and expenses of the Borrower (including investment management fees and expenses, due and payable);

                    (ii) such release or transfer is in connection with a sale of such Collateral for cash credit balances that will be added to the Collateral in an amount, as reasonably determined by the Borrower, at least equal to the fair market value of such Collateral as of such date or as of the date of the commitment by the Borrower to such sale;

                    (iii) so long as no Payment Default shall have occurred
            and be continuing, (A) such release or transfer is of Cash in connection with a purchase of a Fund Investment that will be added to the Collateral, (B) such purchase is for an amount, as reasonably determined by the Borrower, which is not more than the fair market value of such Fund Investment as of such date or as of the date of the commitment by the Borrower or any Investment Holding Subsidiary to such purchase and (C) either (1) the commitment for such purchase existed prior to the Borrower's obtaining knowledge of an occurrence of an Event of Default or an Over-Collateralization Test Deficiency that is then continuing in effect or (2) in the case of an Over-Collateralization Test Deficiency, the Borrower has delivered to the Administrative Agent the statement contemplated by Section 6.1.18 of the Credit Agreement in respect of such Over-Collateralization Test Deficiency prior to requesting such release of Collateral; or

                    (iv) such release or transfer is of Cash in connection
            with a RIC Distribution or a payment of RIC Withholding Taxes in accordance with Section 6.2.5 of the Credit Agreement.

         In the foregoing cases, the Borrower shall be deemed to represent and warrant that each release or transfer of Collateral is in compliance with this
Section 3.5.

               (b) Effect of Notice of Suspension; Acceleration Notice; Final Maturity Payment Default Notice; Liquidation Direction.

                    (i) Except as otherwise provided in this Article III, so
            long as a Notice of Suspension (including any Acceleration Notice and any Final Maturity Payment Default Notice) or a Liquidation Notice has not been delivered and is not in effect, the Borrower may direct the Custodian to make transfers and withdrawals from or deposits to the Custodial Account or the Escrow Account (and otherwise pay expenses from or direct the investment of funds therein) without the consent of the Secured Parties Representative, any Representative or any other Secured Party.

                    (ii) When a Notice of Suspension is in effect but no
            Liquidation Notice is in effect (whether or not an Acceleration Notice is in effect), the Borrower may instruct the Custodian in respect of the Custodial Account or the Escrow Account without the consent of the Secured Parties Representative, any Representative or any other Secured Party except that:

                                    (x) sales or other dispositions of Fund
                  Investments may not be made by the Borrower (or any Investment Holding Subsidiary) or the Investment Manager without the prior written consent of the Controlling Class, unless (A) the Borrower gives the Secured Parties Representative and the Representatives written notice on the same day of a proposed sale or disposition with respect to a Fund Investment having a Market Value of 1.5% of Net Asset Value or less and the Secured Parties Representative does not object in writing to such sale or disposition within two Business Days from the date of the Secured Parties Representative's receipt of such notice or (B) the Borrower or the Investment Manager gives the Secured Parties Representative and the Representatives simultaneously written notice of a proposed sale or disposition with respect to a Fund Investment having a Market Value of more than 1.5% of Net Asset Value and the Secured Parties Representative does not object in writing to such sale or disposition within three Business Days from the date of the Secured Parties Representative's receipt of such notice; provided that the requirements of this subsection 3.5(b)(ii)(x) shall not apply to sales or other dispositions of Fund Investments to the extent that such sales and dispositions do not exceed 0.5% of Net Asset Value in the aggregate during the existence of the applicable Notice of Suspension; and

                                    (y) purchases or other acquisitions of
                  Fund Investments (except for the acquisition or purchase of Cash Equivalents) may not be made without the prior written consent of the Controlling Class; provided, however, that the Borrower may provide a written request for such consent to the Controlling Class and if such consent is not given within five Business Days after such request, the Controlling Class shall be deemed to have rejected such request and denied consent; provided, further, that the Borrower may, upon prompt written notice to the Controlling Class, (1) purchase a Fund Investment or permit an Investment Holding Subsidiary to purchase a Fund Investment if (A) such Fund Investment will be added to the Collateral,
                  (B) such purchase is for an amount, as reasonably determined by the Borrower, which is not more than the fair market value of such Fund Investment as of such date or as of the date of the commitment by the Borrower or any such Investment Holding Subsidiary to make such purchase and (C) the commitment for such purchase existed prior to the receipt of such Notice of Suspension and (2) direct the Custodian to transfer amounts from the Custodial Account to satisfy any pre-existing funding obligation of the Borrower or any such Investment Holding Subsidiary under any Fund Investment.

                    (iii) When a Notice of Suspension and an Acceleration
            Notice are in effect but no Liquidation Notice is in effect, (x) neither the Borrower nor the Investment Manager shall have the authority to direct the Custodian except for sales, other dispositions or purchases or other acquisitions of Fund Investments permitted by subsection 3.5(b)(ii) and (y) the Secured Parties Representative shall, on behalf of the Secured Parties, direct the Custodian to make payments or forward amounts from the Custodial Account or the Escrow Account in respect of (V) dividend distributions in respect of Preferred Interests that are due and payable and then permitted to be paid in accordance with the terms of the Credit Agreement, (W) RIC Distributions or RIC Withholding Taxes, (X) Administrative Expenses, (Y) expenses of collection then due and payable of the Secured Parties Representative, the Custodian, the Administrative Agent and the Lenders and (Z) as permitted by the Controlling Class, Management Fees as they become due and payable, until such amounts have been paid in full. To the extent amounts remain after the amounts provided for in the preceding sentence have been paid, the Secured Parties Representative shall direct the Custodian to make payments or forward amounts from the Custodial Account or the Escrow Account from time to time (but in any event not less than monthly) with respect to the amounts described in clauses Second through Seventh of subsection 6.5(a) in the priorities set forth in subsection 6.5(a).

                    (iv) After the occurrence of a Liquidation Acceleration or a Final Maturity Payment Default and for so long as a Liquidation Notice shall be in effect, (x) neither the Borrower nor the Investment Manager may direct the Custodian in any way with respect to property deposited in the Custodial Account or the Escrow Account, (y) the Secured Parties Representative shall, on behalf of the Secured Parties, direct the Custodian to make payments or forward amounts from the Custodial Account in respect of dividend distributions in respect of Preferred Interests that are due and payable and then permitted to be paid in accordance with the terms of the Credit Agreement and (z) the provisions of subsection 3.5(c)(iv) shall apply to funds and proceeds related to property deposited in the Custodial Account.

                    (v) The Borrower shall make the calculations necessary to
            determine what transfers and payments should be made pursuant to clauses (ii) and (iii) of subsection 3.5(b) and subsection 3.5(c)(iv) and, when such Sections are applicable, shall provide a written report with respect thereto to the Secured Parties Representative and the Representatives within five Business Days after the end of each month during the term of this Agreement.

                    (vi) If an Acceleration Notice, a Final Maturity Payment
            Default Notice or a Liquidation Notice is in effect, the Secured Parties Representative, at the direction of the Controlling Class, shall have the right to remove the Custodian pursuant to the terms of the Custodial Agreement or terminate the Custodial Agreement without the consent of the Borrower (or any Investment Holding Subsidiary). If the Custodian is removed pursuant to the preceding sentence, the Secured Parties Representative, at the direction of the Controlling Class, shall appoint a successor Custodian or otherwise take possession (or have its designee take possession) of the assets in the Custodial Account and the Escrow Account.

               (c) Conditions to Notice of Suspension; Acceleration Notice; Final Maturity Payment Default Notice; Liquidation Direction.

                    (i) If an Event of Default shall occur and be continuing
            for a period of at least 45 consecutive days, the Secured Parties Representative shall (if directed to do so by the Controlling Class) promptly notify the Borrower, each Investment Holding Subsidiary, the Investment Manager, the Custodian, Moody's, S&P and the Representatives in writing (which notice may be made by facsimile transmission) (such notice being a "Notice of Suspension") that the authority of the Borrower and the Investment Manager is limited as provided in subsection 3.5(b)(ii). If (x) the authority of the Borrower and the Investment Manager with respect to the Collateral has been limited by a Notice of Suspension pursuant to this subsection 3.5(c)(i), (y) the Event of Default that was the basis for a Notice of Suspension has been cured or waived and any Acceleration with respect thereto has been rescinded and (z) no other Event of Default has occurred prior to the date of such cure and waiver and is continuing, then (I) the Secured Parties Representative shall promptly provide to the Borrower, the Investment Manager, the Custodian and the Representatives written notice that the limitations of subsection 3.5(b)(ii) no longer apply and (II) such limitations shall no longer apply.

                    (ii) Upon an Acceleration, the Administrative Agent shall
            provide written notice of such Acceleration to the Secured Parties Representative, which shall promptly provide written notice thereof to the Borrower, each Investment Holding Subsidiary, the Investment Manager, the Custodian, Moody's, S&P and each other Representative.

                    (iii) Upon a Final Maturity Payment Default, the
            Administrative Agent shall provide written notice of such Final Maturity Payment Default to the Secured Parties Representative, which shall promptly provide written notice thereof to the Borrower, each Investment Holding Subsidiary, the Investment Manager, the Custodian, Moody's, S&P and each other Representative.

                    (iv) Upon the occurrence of a Liquidation Acceleration or
            a Final Maturity Payment Default, the Controlling Class Representative, acting in accordance with the Liquidation Conditions, shall provide prompt written notice (which notice may be made by facsimile transmission) (a "Liquidation Direction") to the Secured Parties Representative directing the Secured Parties Representative to take the following actions: (x) provide a Liquidation Notice to the Custodian and (y) proceed to foreclose and enforce the Security Interest and to sell or otherwise dispose of the Collateral in the manner instructed by the Controlling Class Representative in such notice. Such Liquidation Direction shall contain a certification to the effect that the Liquidation Direction has been given by the Controlling Class Representative on behalf of the Controlling Class and shall bind all other Secured Parties thereunder and hereunder. The Secured Parties Representative shall promptly take such actions upon receipt of a Liquidation Direction. Upon such foreclosure and enforcement, the Secured Parties Representative shall thereupon in the manner set forth in Section 6.5 effect disbursements of the funds and proceeds and products of the Collateral received from the Custodian from time to time. A Liquidation Direction may be revoked by the Controlling Class Representative as evidenced by a written notice (which notice may be made by facsimile transmission) thereof to the Secured Parties Representative. Any such revocation shall be in the sole discretion of the Controlling Class. All Liquidation Directions and revocations thereof shall be contemporaneously provided by the Controlling Class Representative to the Representatives, the Secured Parties Representative, the Borrower, each Investment Holding Subsidiary and the Custodian. The Custodial Agreement shall provide that, upon the Custodian's receipt of a Liquidation Notice and for so long as such Liquidation Notice is in effect, the Custodian shall (x) not follow any directions regarding the funds or other property on deposit in the Custodial Account or the Escrow Account from the Borrower, each Investment Holding Subsidiary or the Investment Manager and (y) take all reasonable actions to assist the Secured Parties Representative in a foreclosure and enforcement required under this subsection 3.5(c), including (A) actions set forth in the Custodial Agreement and (B) prompt transfer to the Secured Parties Representative from time to time of all funds in the Custodial Account and the Escrow Account and proceeds and products of the Collateral.

         SECTION 3.6 Disposition of and Release of Security Interest.

               (a) Direction of Controlling Class. Notwithstanding anything else to the contrary contained in this Section 3.6, neither the sale, transfer or other disposition of a Pledged Investment, nor the release of the Security Interest, shall occur other than in accordance with the provisions of this Agreement and the Custodial Agreement.

               (b) Further Assurances by Administrative Agent and Secured Parties Representative. Upon any sale, transfer or other disposition of a Pledged Investment or other Collateral (or portion thereof) that is permitted by this Article III, the Security Interest and any other security interests of the Secured Parties in such Pledged Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of in accordance with the terms of this Agreement and the Custodial Agreement), and in all collections and rights under Related Contracts with respect to such Pledged Investment or other Collateral (but not in the proceeds of such sale or other disposition), shall, immediately upon the sale or other disposition of such Pledged Investment or other Collateral (or such portion) and without any further action on the part of the Secured Parties Representative, the Controlling Class or any Secured Party, be released. In connection with any release of Collateral under this Article III, each of the

Administrative Agent and the Secured Parties Representative shall take or instruct the Custodian to take such action (including execution and delivery (or causing execution and delivery) to the Borrower or an Investment Holding Subsidiary (if applicable) or its transferee of all applicable instruments, documents and UCC termination statements (as provided to it in recordable form, in the case of the Custodian) and any other action that may be necessary or desirable) as the Borrower or the Investment Manager may reasonably request, for the purpose of enabling the Borrower or an Investment Holding Subsidiary (if applicable) to receive and retain or transfer the released Collateral, free and clear of the Security Interest.

         SECTION 3.7 Limitation by Law. All the provisions of this Article III are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any Applicable Law.


                                  ARTICLE IV

                RIGHTS OF CONTROLLING CLASS AND SECURED PARTIES

         SECTION 4.1 Rights of Controlling Class. The Controlling Class may direct the Secured Parties Representative to foreclose on the Security Interest Granted to the Secured Parties Representative or sell the Collateral securing payment of the relevant Secured Obligations pursuant to the terms of this Agreement in any commercially reasonable manner that the Controlling Class, in its sole discretion, may elect even though a higher price might have been obtained had the Security Interest been foreclosed upon or the Collateral sold in another manner.

         SECTION 4.2 Certain Rights of Secured Parties . Any Secured Parties shall have the right, from time to time, in their sole discretion, without notice or demand, to modify, amend, waive or release any of such Secured Parties' respective rights under the Transaction Documents and to exercise or refrain (or direct the Secured Parties Representative to exercise or refrain) from exercising any powers or rights conferred upon such Secured Parties or their Representatives or the Secured Parties Representative thereunder.


                                  ARTICLE V

                                   REMEDIES

         SECTION 5.1 Remedies. (a) The Secured Parties Representative (on behalf of the Secured Parties) shall be entitled to exercise the rights and remedies as provided in this Agreement and the other Transaction Documents, it being acknowledged and understood by all parties hereto that the exercise of such rights shall be made in accordance with the terms of this Agreement and not independently through such Transaction Documents. Instructions from the Secured Parties Representative with respect to the disposition of Collateral (including as to method, manner, time, place and terms thereof) shall be given in accordance with Sections 9-610 and 9-611 of the New York Uniform Commercial Code.

               (b) The Borrower and each Investment Holding Subsidiary hereby irrevocably constitutes and appoints the Secured Parties Representative and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, which appointment shall be coupled with an interest, with full power and authority in the name of the Borrower or the applicable Investment Holding Subsidiary, as the case may be, or in its own name, from time to time in the Secured Parties Representative's discretion, upon the receipt by the Secured Parties Representative of a Liquidation Direction and so long as such Liquidation Direction is in effect, for the purpose of carrying out the terms of this Agreement and the other Transaction Documents as provided in this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Secured Parties Representative, upon the receipt of a Liquidation Direction and so long as such Liquidation Direction is in effect as aforesaid, the power and right on behalf and in the name of the Borrower and each Investment Holding Subsidiary, without notice to or assent by the Borrower or any such Investment Holding Subsidiary, to the extent permitted by Applicable Law, to do the following, in each case on behalf of the Representatives:

                    (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral;

                    (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Secured Parties Representative in connection herewith and therewith;

                    (iii) to commence, file, prosecute, defend, settle,
            compromise or adjust any claim, suit, action or proceeding with respect to the Collateral;

                    (iv) to sell, transfer, assign or otherwise deal in or
            with the Collateral or any part thereof pursuant to the terms and conditions hereunder and thereunder and vote proxies with respect to securities and other property in the Liquidation Account;

                    (v) to transfer all or any part of the Collateral into the name of the Secured Parties Representative or its nominee, with or without disclosing that such Collateral is subject to the Security Interest under the Transaction Documents;

                    (vi) to notify the parties obligated on any of the
            Collateral to make payment to the Secured Parties Representative of any amount due or to become due thereunder; and

                    (vii) to do, at its option and at the expense and for the
            account of the Borrower, at any time or from time to time, all acts and things which the Secured Parties Representative reasonably deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

         Any sale of the Collateral or any part thereof pursuant to any or all of the Transaction Documents may, with three Business Days' prior written notice to the Borrower, each Investment Holding Subsidiary (subject to the requirements of Section 5.7) and the Investment Manager and as otherwise provided herein and therein, be made in one or more lots at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties Representative may deem commercially reasonable. Any Secured Party, the Investment Manager and/or any of their Affiliates may be a purchaser at any such sale if such purchase is for cash and is made without netting any amounts owed by the Borrower or any Investment Holding Subsidiary to the purchaser. The Secured Parties Representative shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties Representative may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower and each Investment Holding Subsidiary shall cooperate with the Secured Parties Representative in all reasonable ways in order to assist the Secured Parties Representative in the sale and other disposition of the Collateral. The Secured Parties Representative agrees for the benefit of the Representatives that it shall not undertake any of the activities specified in subsections 5.1(b)(iii), (iv) and (vii) (as subsection 5.1(b)(vii) relates to realization upon the Collateral), except as directed pursuant to subsection 3.5(c)(iv) or subsection 5.4(a). Furthermore, any sale of the Collateral by the Secured Parties Representative or the Custodian at the direction of the Secured Parties Representative shall be on such terms and in such manner as directed in a Liquidation Direction by the Controlling Class pursuant to subsection 3.5(c)(iv).

         SECTION 5.2 Right to Initiate Judicial Proceedings, etc. The Secured Parties Representative shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it, the Representatives and the other Secured Parties by this Agreement and the other Transaction Documents. After the Secured Parties Representative shall have received a Liquidation Direction and so long as such Liquidation Direction is in effect, the Secured Parties Representative may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all, or from time to time any, of the Collateral under the judgment or decree of a court of competent jurisdiction. The Secured Parties Representative shall not take any of the actions permitted by this
Section 5.2 unless directed to do so pursuant to subsection 3.5(c)(iv) or subsection 5.4(a).

         SECTION 5.3 Appointment of a Receiver. If a receiver of the Collateral shall be appointed in judicial proceedings, the Secured Parties Representative may be appointed as such receiver. Notwithstanding the appointment of a receiver, but subject to an order of the court in the judicial proceedings referred to above, each of the Secured Parties Representative and the Custodian shall be entitled to retain possession and control of all Cash or property held by or deposited with it or its agents pursuant to any provision of this Agreement or the Custodial Agreement, as applicable.

         SECTION 5.4 Directions Originated by the Controlling Class. (a) Subject to subsection 5.4(b), if a Liquidation Direction shall have been delivered to the Secured Parties Representative and so long as such Liquidation Direction is in effect, the Controlling Class Representative shall have the right, by an instrument in writing executed and delivered to the Secured Parties Representative, to direct the Secured Parties Representative as to (i) the exercise of any right or remedy available to the Secured Parties Representative or any Representative in respect of the Security Interest for the benefit of the Secured Parties and as agent for the Representatives, (ii) the time, method and place of conducting any proceeding for any such right or remedy or of exercising any power conferred on the Secured Parties Representative or any Representative, (iii) the appointment of a receiver, or
(iv) the taking of any other action authorized by this Article V. The Secured Parties Representative hereby agrees to comply with (and act under this Article V only pursuant to) such directions, provided, however, that the Secured Parties Representative shall have received adequate security or indemnity as provided in subsection 10.11(e).

               (b) The Secured Parties Representative shall not be obligated to follow any written directions received pursuant to subsection 3.5(c)(iv) or this Section 5.4 to the extent such written directions are in conflict with any provisions of law or this Agreement; provided, however, that under no circumstances shall the Secured Parties Representative be liable hereunder for acting or refraining from acting in accordance with the instructions of the Controlling Class.

               (c) Nothing in subsection 3.5(c)(iv) or this Section 5.4 shall impair the right of the Secured Parties Representative in its discretion to take or omit to take any action deemed proper by the Secured Parties Representative in connection with a direction pursuant to subsection 3.5(c)(iv) or this Section 5.4 and which action or omission is not inconsistent with the direction of the Controlling Class Representative pursuant to subsection 3.5(c)(iv) or this Section 5.4, provided, however, that the Secured Parties Representative shall not be under any obligation, as a result of subsection 3.5(c)(iv) or this Section 5.4, to take any action which is discretionary with the Secured Parties Representative under the provisions hereof.

         SECTION 5.5 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Secured Parties Representative or the other Secured Parties herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute.

               (b) No delay by or omission of the Secured Parties Representative, any Representative or any other Secured Party to exercise any right, remedy or power accruing upon the occurrence and continuance of any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right, power and remedy given by this Agreement to the Secured Parties Representative may be exercised from time to time and as often as may be deemed expedient by the Secured Parties Representative, subject to the provisions of this Agreement and the other Transaction Documents.

               (c) In case the Secured Parties Representative shall have proceeded to enforce any right, remedy or power under this Agreement or any other Transaction Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Parties Representative or any other Secured Party, then and in every such case the Borrower, each Investment Holding Subsidiary, the Secured Parties Representative and the other Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Secured Parties Representative and the other Secured Parties shall continue as though no such proceeding had been taken.

               (d) All rights of action and rights to assert claims upon or under this Agreement may be enforced by the Secured Parties Representative without the possession of this Agreement, the Credit Agreement, any Lender Note, any other Transaction Document or any other document or Instrument evidencing any of the Secured Obligations or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Secured Parties Representative shall be brought in its name as Secured Parties Representative and any recovery of judgment shall be held as part of the Collateral.

         SECTION 5.6 Waiver of Certain Rights. The Borrower and each Investment Holding Subsidiary, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, except as provided in
Section 5.7, expressly waives and releases any, every and all rights to presentment, demand, protest or any notice (to the extent permitted by Applicable Law and except as specifically provided in this Agreement) of any kind in connection with this Agreement or any Collateral or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted hereunder or under any other Transaction Document, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Transaction Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety or in lots or otherwise as the Secured Parties Representative may determine or be directed hereunder.

         SECTION 5.7 Notice of Secured Parties Representative Actions. The Secured Parties Representative agrees to give the Borrower and each Investment Holding Subsidiary a minimum of ten Business Days' prior notice of any sale of Collateral if notice thereof is required by law and the Borrower and each Investment Holding Subsidiary agree that, to the extent the notice of the sale or other disposition of any of the Collateral shall be required by law, ten Business Days' prior notice to the Borrower and each Investment Holding Subsidiary shall constitute reasonable notification of such sale or other disposition.

         SECTION 5.8 Limitation by Law. All the provisions of this Article V are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any Applicable Law.


                                  ARTICLE VI

                 LIQUIDATION ACCOUNT; APPLICATION OF PROCEEDS

         SECTION 6.1 The Liquidation Account. On the Closing Date, there shall be established and, at all times thereafter until this Agreement shall terminate, there shall be maintained by the Secured Parties Representative an Eligible Account which shall be held in the name of the Secured Parties Representative, and entitled the "Tennenbaum Opportunities Partners V Secured Parties Liquidation Account" (the "Liquidation Account"). The Liquidation Account shall be established initially with Wells Fargo Bank, National Association and maintained by the Secured Parties Representative for the benefit of the Representatives and the Secured Parties and shall be account number 50953108. After the occurrence of a Liquidation Acceleration or a Final Maturity Payment Default and so long as a Liquidation Notice is in effect, all proceeds and other amounts in respect of the Collateral which are received by the Secured Parties Representative shall be deposited in the Liquidation Account and thereafter shall be held and applied by the Secured Parties Representative in accordance with the terms of this Agreement.

         SECTION 6.2 Control of the Liquidation Account. All right, title and interest in and to the Liquidation Account shall vest in the Secured Parties Representative, and all funds on deposit in the Liquidation Account shall constitute part of the Collateral. The Liquidation Account shall be subject to the exclusive dominion and control of the Secured Parties Representative for the benefit of the Representatives and the respective Secured Parties they represent, in each case in accordance with their interests set forth herein; provided that the Secured Parties Representative may exert such control over the Liquidation Account as is necessary to perform its duties hereunder.

         SECTION 6.3 Investment of Funds Deposited in the Liquidation Account. Until the Secured Parties Representative shall have distributed Cash held by it in the Liquidation Account pursuant to Section 6.5, the Secured Parties Representative may invest such Cash in Cash Equivalents in its sole discretion and the income from such Cash Equivalents shall be retained by the Secured Parties Representative in the Liquidation Account as part of the Collateral. On or before the date of any disbursement under subsection 6.5(a), the Secured Parties Representative shall convert any such Cash Equivalents into Cash. Subject to the provisions of Section 10.9, the Secured Parties Representative shall not be liable or responsible in any manner for any losses in connection with any such investments in Cash Equivalents, and all of said losses shall be borne by the Liquidation Account.

         SECTION 6.4 Limitation on Disbursements from Liquidation Account; Reliance on Liquidation Direction. (a) Except as otherwise expressly provided in this Agreement, the

Secured Parties Representative shall not make disbursements of funds, if any, from the Liquidation Account without the approval of the Controlling Class.

               (b) The Secured Parties Representative shall have no obligation to ascertain the existence of a Liquidation Acceleration or a Final Maturity Payment Default and may rely, and shall be fully protected in relying, upon a Liquidation Direction to any such effect.

         SECTION 6.5 Distributions. (a) After receiving a Liquidation Direction and for as long as the related Liquidation Notice is in effect (or as otherwise provided in subsection 3.5(b)(iii)), the Secured Parties Representative shall as soon as practicable (but in any event not less than monthly) make disbursements of the entire amount of Cash in the Liquidation Account from time to time in the priority set forth below:

First: ratably, based on amount owed, to (i) any Administrative Expenses (up to a maximum of 0.75% of the Total Capitalization, as of beginning of any calendar year, during any calendar year) in accordance with the order set forth in the definition thereof, provided that, for purposes of this clause First, Administrative Expenses shall not include any fee payable to the Custodian for its services as such, (ii) any taxes owed by the Borrower or any Investment Holding Subsidiary that the Borrower or any Investment Holding Subsidiary was not permitted to pay, as a result of the provisions of this Agreement or the Credit Agreement, as certified by an Authorized Officer of the Borrower or the applicable Investment Holding Subsidiary (which taxes shall be paid directly to the relevant tax authority), and (iii) expenses of collection then due and payable to the Secured Parties Representative and the Custodian, in each case until such amounts have been paid in full, subject to the cap in clause (i);

Second: ratably, based on amounts owed, to net settlement amounts then due and payable to the counterparties under any Secured Hedging Transactions, until such amounts have been paid in full; provided that amounts payable under this clause Second shall not include any termination payments payable to any such counterparty under the related Secured Hedging Transaction;

Third: to the fees then due and payable to the Custodian for its services as such;

Fourth: to, upon written direction by the Controlling Class to the Secured Parties Representative, any Management Fees so directed by the Controlling Class to be paid to the Investment Manager, until such amounts have been paid in full;

Fifth: ratably, based on amounts owed, to (i) Commitment Fees and Premium and interest then due and payable to the Administrative Agent on behalf of the Lenders under the Credit Agreement and (ii) Preferred Commitment Fees and Premium and dividend distributions in respect of the Preferred Interests then due and payable and permitted to be paid in accordance with the terms of the Credit Agreement, in each case until such amounts have been paid in full;

Sixth: ratably, based on amounts owed, to amounts then due and payable to the Lenders pursuant to Sections 3.4.4 and 3.4.5 of the Credit Agreement, until such amounts have been paid in full;

Seventh: ratably, based on amount owed, to (a) (i) principal then due and payable to the Administrative Agent on behalf of the Lenders under the Credit Agreement and then (ii) distributions on the Preferred Interests in reduction of the liquidation preference thereof, in each case until such amounts have been reduced to zero, and (b) termination payments then due and payable to each counterparty under the Secured Hedging Transactions;

Eighth: ratably, based on amount owed, to the relevant party in respect of any other Secured Obligations not paid pursuant to clauses First through Seventh above and to any Administrative Expenses not paid pursuant to clause First above in this subsection 6.5(a); and

Ninth: to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds, it being understood that the Borrower shall remain liable (but subject to the limited recourse provisions in subsection 2.2(b)) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums payable to the Secured Parties pursuant to clauses First through Eighth above in this subsection 6.5(a).

         Any amounts paid by the Borrower with regard to any such deficiency shall be distributed in accordance with the provisions of this subsection 6.5(a). During the pendency of any legal proceeding to determine whether any claim of any Person is a Secured Obligation hereunder, the Secured Parties Representative shall segregate any funds allocable to the Person whose claim is the subject of such proceeding and hold such segregated funds until the matter has been resolved, such resolution being evidenced either by a written direction to the Secured Parties Representative by the parties to such proceeding or by a final, non-appealable order of a court of competent jurisdiction.

               (b) All distributions made by or at the direction of the Secured Parties Representative pursuant to and in accordance with subsection 6.5(a) and Section 3.5 shall be (subject to any final order of any court of competent jurisdiction) final with respect to the Secured Parties Representative and the Secured Parties Representative shall have no duty to inquire as to the application by a Representative or any other Person of any amounts distributed to such Person.

               (c) If a Liquidation Acceleration has occurred but is duly revoked and no Liquidation Notice is in effect, the Collateral, the Borrower and any Investment Holding Subsidiaries shall remain subject to the provisions of Section 3.5.

         SECTION 6.6 Administration of the Liquidation Account. The Secured Parties Representative shall perform all tasks necessary to make distributions from time to time pursuant to Section 6.5, including (a) collecting invoices with respect to Administrative Expenses and, to the extent appropriate, collection expenses and Management Fees and (b) determining the amount of principal, interest, premium and fund breakage costs and other payments due and payable to the Secured Parties. Further, the Secured Parties Representative shall send to the Borrower and each Representative, five days prior to each distribution under Section 6.5, a report which shows the Persons to receive such proposed distribution and the amounts of such proposed distribution. Each Secured Party and Representative shall provide documents and information requested by the Secured Parties Representative and shall cooperate with the Secured Parties Representative in reasonable ways in order to assist the Secured Parties Representative in making distributions under
Section 6.5. In particular, upon the request of the Secured Parties

Representative prior to any distribution under subsection 6.5(a), each Secured Party and each Representative shall promptly provide to the Secured Parties Representative certificates, in form and substance reasonably satisfactory to the Secured Parties Representative, setting forth the respective amounts referred to in clauses First through Seventh of subsection 6.5(a) which such Person believes it is entitled to receive. The Secured Parties Representative may conclusively rely upon information supplied to it by the Secured Parties (absent manifest error), the Representatives and the Borrower in connection with the administration of the Liquidation Account and the Secured Parties Representative shall have no liability to any of such Persons for actions taken in reliance on such information. Notwithstanding anything to the contrary, any administrative function required by the provisions of this
Section 6.6 to be performed by the Secured Parties Representative shall, at the request and direction of the Secured Parties Representative, be performed by the Custodian.

         SECTION 6.7 Receipt by Representative. Except for amounts paid by the Secured Parties Representative to a Representative as contemplated herein, all cash proceeds received by a Representative in respect of any sale of, collection from or other realization upon, all or part of the Collateral shall be promptly transferred to the Secured Parties Representative for application in accordance with this Agreement.


                                 ARTICLE VII

                       TERMINATION OF SECURITY INTEREST

         SECTION 7.1 Termination of Security Interest; Release of Collateral. Upon the payment in full of all Secured Obligations and after all Commitments are no longer in effect, this Agreement and the Security Interest shall terminate and, subject to the terms hereof and of the Transaction Documents, all rights to the Collateral Granted hereunder shall revert to the Borrower or any applicable Investment Holding Subsidiary. Upon the payment in full of all Lender Obligations due and payable and after all Loan Commitments are no longer in effect, subject to the terms hereof and of the other Credit Documents, all rights of the Lenders to the Collateral Granted hereunder shall revert to the Borrower or any applicable Investment Holding Subsidiary, as the case may be. In addition, Collateral shall be released from the Security Interest on the terms set forth for such release in Sections 3.4 and 3.5. In any such case, the Administrative Agent and/or the Secured Parties Representative shall, or shall instruct the Custodian to, at the Borrower's expense, execute and deliver to the Borrower and any applicable Investment Holding Subsidiary such documents (as provided to it in recordable form, in the case of the Custodian) as are necessary to evidence such termination of the Security Interest or such release of Collateral. Furthermore, at any time and from time to time prior to the termination of the Security Interest as provided in the first sentence of this Section 7.1, the Secured Parties Representative may release any of the Collateral (not otherwise released pursuant to Article III) with the prior written consent of the Administrative Agent; it being understood that the release of Collateral with respect to the Credit Agreement shall be governed by the applicable voting provisions set forth therein. In any such case, the Secured Parties Representative shall, or shall instruct the Custodian to, at the Borrower's expense, execute and deliver to the Borrower and any applicable Investment Holding Subsidiary such documents (as provided to it in recordable form, in the case of the Custodian) as are necessary to evidence such termination of the Security Interest or such release of Collateral.

         SECTION 7.2 Termination Statements. The Secured Parties
Representative shall, upon the payment in full of all Secured Obligations to the Secured Parties, and after all Commitments are no longer in effect, prepare and file where appropriate UCC-3 termination statements releasing the Security Interest.


                                 ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES

         SECTION 8.1 The Borrower. (a) The Borrower represents and warrants that:

                    (i) Perfection of Security Interest. The representations
            and warranties of this subsection 8.1(a)(i) shall survive the execution of this Agreement and be deemed to be repeated on each date on which any item constituting Collateral is delivered as if made at and as of that time.

                           (A) Upon transfer of the Collateral in the manner
                  specified in the Custodial Agreement and this Agreement and after the other actions described in the Custodial Agreement and this Agreement have been taken by the appropriate parties, the Secured Parties Representative for the benefit of the Secured Parties shall have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the UCC), which security interest shall be prior to all other interests in such Collateral (subject to Permitted Liens) and shall be enforceable as such against creditors of the Borrower.

                           (B) The Borrower has caused or will cause, within
                  ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Granted to the Secured Parties Representative hereunder. The Borrower hereby authorizes the filing of such financing statements including a collateral description of "all personal property." No other filings of the UCC financing statements or any other action other than those described herein and in the Custodial Agreement shall be necessary to perfect such security interest.

                           (C) The Borrower owns and has good and marketable
                  title to the Collateral free and clear of any Lien, claim or encumbrance of any person, other than (a) the Global Lien and (b) Permitted Liens.

                           (D) The Borrower has received all consents and
                  approvals required by the terms of each item of Collateral to the Granting of the security interest in the Collateral to the Secured Parties Representative.

                           (E) All Collateral has been credited to the
                  Custodial Account or the Escrow Account.

                           (F) The Borrower will cause the Custodial Agreement
                  to contain provisions under which the Custodian will agree to treat all account property (other than Cash or Money (as defined in the Custodial Agreement)) credited to the Custodial Account or the Escrow Account as "financial assets" within the meaning of the UCC.

                           (G) The Borrower has taken all steps necessary to
                  cause the Custodian to identify in its records the Secured Parties Representative as the person having the security entitlement against the Custodian in the Custodial Account and the Escrow Account. Each of the Custodial Account and the Escrow Account is not in the name of any person other than the Borrower or the Custodian. The Borrower has not consented for the Custodian to comply with entitlement orders of any person other than the Secured Parties Representative.

                           (H) Other than as permitted by the Credit Agreement
                  or this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any part of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statement against the Borrower other than any financing statement relating to the security interest granted to the Secured Parties Representative under this Agreement. The Borrower is not aware of any judgment or tax lien filing against the Borrower.

                           (I) None of the representations and warranties of
                  this subsection 8.1(a)(i) may be waived if such waiver would have a Material Adverse Effect (as determined by the Borrower and the Administrative Agent) unless the Rating Agency Condition is satisfied.

                    (ii) Location. On the date hereof, the location of the
            Borrower within the meaning of Section 9-307 of the UCC and the location of the chief executive office or sole place of business of the Borrower are as specified on Annex II.

                    (iii) Status. (i) The Borrower is a limited partnership
            duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part.

               (b) The Secured Parties Representative and Administrative Agent. Each of the Secured Parties Representative and the Administrative Agent hereby represents and warrants that (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part.

               (c) The Custodian. The Custodian hereby represents and warrants that (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has all requisite power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part.

               (d) Execution and Delivery. Each party hereto hereby represents and warrants that this Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.


                                  ARTICLE IX

                                   COVENANTS

         SECTION 9.1 Title Covenants. Each of the Borrower and each Investment Holding Subsidiary covenants that at no time shall it (a) create, permit or suffer to be created any Lien or other security interest in the Collateral other than the Security Interest and the Permitted Liens (including the Global
Lien); or (b) except as expressly permitted under Article III, sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Administrative Agent or the Secured Parties Representative, as applicable. Each of the Borrower and each Investment Holding Subsidiary further covenants and agrees, subject to the terms of this Agreement, to defend the Collateral against the claims and demands of all other parties.

         SECTION 9.2 Further Assurances.

               (a) Filings, etc. (i) Each of the Borrower and each Investment Holding Subsidiary shall at its sole expense file, record, make, execute and deliver all such notices, instruments, statements and other documents, and perform such acts as the Secured Parties Representative may reasonably request in writing from time to time, or otherwise as necessary to perfect, preserve or otherwise protect the Security Interest in the Collateral or any part thereof, or to give effect to the rights, powers and remedies of the Representatives and the Secured Parties Representative hereunder and under the other Transaction Documents, including execution and delivery of financing statements. Each of the Borrower and each Investment Holding Subsidiary shall be obligated to perform its obligations under this Agreement notwithstanding the ability of any other Person to take such actions pursuant to the provisions of Section 9.5.

                    (ii) Each of the Borrower and each Investment Holding
            Subsidiary agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement and that the Secured Parties Representative may file financing statements naming the Borrower or such Investment Holding Subsidiary as debtor with respect to the Collateral without the signature of the Borrower or such Investment Holding Subsidiary.

                    (iii) Each of the Borrower and each Investment Holding
            Subsidiary shall pay the reasonable costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

               (b) Location of Borrower or Investment Holding Subsidiary; Name Change. Neither the Borrower nor any Investment Holding Subsidiary shall change its jurisdiction of organization or change the location of its chief executive office or chief place of business or any records relating to the Collateral from the applicable locations described in Annex II hereto and the Custodial Agreement, unless it shall have given each Representative and the Secured Parties Representative at least 30 days' (or such shorter period as is acceptable to the Secured Parties Representative) prior written notice thereof. Neither the Borrower nor any Investment Holding Subsidiary shall change its name (within the meaning of UCC Section 9-507(c)) in any manner, unless it shall have given each Representative and the Secured Parties Representative at least 30 days' (or such shorter period as is acceptable to each Representative and the Secured Parties Representative) prior written notice thereof.

         SECTION 9.3 Notices. The Borrower and each Investment Holding Subsidiary shall advise the Custodian, the Secured Parties Representative and each Representative promptly after becoming aware thereof, in reasonable detail, of any Lien (other than the Security Interest or other Permitted Liens) on, or claim asserted against, any of the Collateral.

         SECTION 9.4 Costs of Transfer; Taxes; and Expenses. The Borrower and each applicable Investment Holding Subsidiary shall pay all transfer taxes and other costs incurred in connection with all transfers of Collateral made in respect of this Agreement. The Borrower and each applicable Investment Holding Subsidiary shall pay the Secured Parties Representative the reasonable costs and expenses, including reasonable attorneys' fees and other charges, incurred by the Secured Parties Representative or its designee in connection with making collections on any Collateral.

         SECTION 9.5 Secured Parties Representative May Perform. If the Borrower or any Investment Holding Subsidiary fails to perform any agreement contained herein to be performed by it, the Secured Parties Representative may, upon the written instruction of the Controlling Class (or the Controlling Class Representative, on its behalf), and to the extent reasonably practicable, after 10 Business Days' prior written notice to the Borrower or applicable Investment Holding Subsidiary of its intention to do so, itself file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such actions, as the Controlling Class may reasonably determine to be necessary or desirable from time to time to perfect, preserve or otherwise protect the Security Interest of the Secured Parties and otherwise perform, or cause performance of, any other such actions as the Controlling Class shall reasonably determine is necessary or desirable, and the reasonable out-of-pocket expenses of the Secured Parties Representative incurred in connection therewith shall be payable by the Borrower or applicable Investment Holding Subsidiary and shall be part of the Secured

Obligations. The powers conferred on the Secured Parties Representative hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Parties Representative shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Parties Representative has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 9.6 Pledged Investments. If the Borrower or any Investment Holding Subsidiary shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the capital stock of any issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Investments, or otherwise in respect thereof, the Borrower or applicable Investment Holding Subsidiary shall accept the same as the agent of the Secured Parties Representative and the Secured Parties and hold the same in trust therefor and deliver the same forthwith to the Custodian in the exact form received, together with an undated stock or bond power covering such certificate duly executed in blank by the Borrower or applicable Investment Holding Subsidiary or, if required, duly indorsed by the Borrower or applicable Investment Holding Subsidiary in blank, and with, if the Secured Parties Representative so requests, signature guaranteed, to be held by the Custodian as additional collateral security for the Secured Obligations (except as released pursuant to Section 3.4 or 3.5). Any sums paid upon or in respect of the Pledged Investments upon the liquidation or dissolution of any issuer shall be paid over to the Custodian to be held by it as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Investments or any property shall be distributed upon or with respect to the Pledged Investments pursuant to the recapitalization or reclassification of the capital of any issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Custodian to be held by it as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Investments shall be received by the Borrower or any Investment Holding Subsidiary, the Borrower or applicable Investment Holding Subsidiary shall, until such money or property is paid or delivered to the Custodian, hold such money or property in trust for the Secured Parties Representative and the Secured Parties, segregated from other funds of the Borrower or applicable Investment Holding Subsidiary, as additional collateral security for the Secured Obligations.

         SECTION 9.7 Delivery of Instruments. If (a) any distribution in respect of any of the Collateral shall be evidenced by, or any of the Collateral shall otherwise be converted to an Instrument, (b) such Instrument is transferred to the Borrower or any Investment Holding Subsidiary or otherwise at its direction (other than to the Custodian) in a physical form and (c) such Instrument is the type of Collateral which customarily would be registered in the name of an Approved Depository, Euroclear or any nominee thereof and concurrently credited to the Custodial Account or the Escrow Account, as the case may be, the Borrower or applicable Investment Holding Subsidiary shall immediately transfer, or cause to be transferred, such

Instrument to the Custodian, duly endorsed in a manner reasonably satisfactory to the Custodian, to be held as Collateral pursuant to this Agreement.


                                  ARTICLE X

                     SECURED PARTIES REPRESENTATIVE'S ROLE

         SECTION 10.1 Appointment and Duties of the Secured Parties Representative.

               (a) Each Representative hereby designates and appoints the Secured Parties Representative to act as the agent and representative for such Representative and each of the other Secured Parties for which it acts as a Representative hereunder and, as provided herein, with respect to the Custodial Agreement, and each such Representative, subject to Sections 5.2 and 10.7, hereby authorizes the Secured Parties Representative to take such actions on its behalf and on behalf of each of the other Secured Parties for which it acts as a Representative hereunder and under the Custodial Agreement and to exercise such powers and perform such duties as are expressly granted to such Representative or the Secured Parties Representative by this Agreement and the Custodial Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Secured Parties Representative shall not have any fiduciary relationship with any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Secured Parties Representative. Each Representative agrees not to take any action to enforce any of its rights or remedies in respect of the Collateral to the extent inconsistent with the terms hereof.

               (b) The Secured Parties Representative shall give notice pursuant to Section 11.2 to the Representatives of any material action taken hereunder to enforce its rights and remedies under this Agreement or the Custodial Agreement, and such notice shall be given promptly after the taking of any such action.

               (c) Notwithstanding anything to the contrary in this Agreement or in any of the other Transaction Documents, the Secured Parties Representative shall not be required to exercise any rights or remedies under any of the Transaction Documents to which it is a party or give any consent under any of the Transaction Documents to which it is a party or enter into any agreement amending, modifying, supplementing or waiving any provision of any Transaction Document to which it is a party unless it shall have been directed to do so in accordance with Section 5.4, Article VI, Section 10.7, or
Section 11.1, as applicable. In the event of any conflict or inconsistency with respect to anything contained herein between this Agreement and any of the other Transaction Documents, this Agreement shall control in all respects.

               (d) The Borrower shall provide to the Secured Parties Representative and each Representative prompt notice of the occurrence of any Default of which it has knowledge. The Borrower shall promptly forward to the Secured Parties Representative copies of all notices, certificates and other documents relating to any such Default required to be delivered by the Borrower to a Representative or any other party pursuant to the terms of the

Transaction Documents. The Secured Parties Representative shall send copies of such notices, certificates and other documents to all Representatives. Each Representative shall provide prompt notice to the Secured Parties
Representative, each other Representative, Moody's and S&P of any Event of Default of which it has knowledge.

               (e) Each Representative shall give notice to each other Representative and to the Custodian and the Secured Parties Representative in the event that it takes any action, or receives a written request from one or more holders of Secured Obligations under the Credit Agreement entitled to give such request, to accelerate any such Secured Obligations.

         SECTION 10.2 Delivery of Agreements and Information as to Holders.

               (a) On the date hereof, the Borrower shall deliver to the Secured Parties Representative a copy of each of the Credit Agreement and the Custodial Agreement, each of which shall be certified by the Borrower as a true and complete copy thereof. The Borrower shall deliver to the Secured Parties Representative and each Representative, promptly following the execution thereof, all amendments, modifications or supplements to any of such documents. The Borrower shall deliver to the Secured Parties Representative true and complete copies of all Secured Hedging Agreements and Defensive Hedge Agreements entered into by the Borrower.

               (b) The Borrower and/or each Representative shall deliver to the Secured Parties Representative from time to time, upon request of the Secured Parties Representative to the Borrower and/or such Representative, a certificate, which if delivered by the Borrower shall be of an Authorized Officer, setting forth, as relevant, for each Secured Obligations Agreement to which the Borrower is a party or such Representative is a party (i) the aggregate principal amount outstanding thereunder, (ii) the accrued and unpaid interest thereunder, (iii) the accrued and unpaid fees, including facility, non-use and commitment fees and premium, thereunder, if any, (iv) the accrued and unpaid redemption amount or premium thereunder and (v) such other information regarding the Transaction Documents as the Secured Parties Representative may reasonably request in order to carry out its responsibilities under this Agreement. Unless otherwise specified herein and unless otherwise specified by the Borrower or such Representative, the Secured Parties Representative may for all purposes hereunder rely on such certificates delivered by the Borrower and such Representative unless the Secured Parties Representative shall have actual knowledge of an inaccuracy. The Secured Parties Representative may request such a certificate as a condition to taking any action at the direction of the Controlling Class. If the Borrower or a Representative shall not have given such certificate to the Secured Parties Representative, the Borrower or such Representative (and Persons for whom such Representative acts), as applicable, shall not be entitled to receive distributions hereunder (in which case such distributions, as established by the Secured Parties Representative on the basis of the information available to it, shall be held in trust for the Borrower or such Representative) until the Borrower or such Representative (or the Secured Parties represented by such Representative) has given such certificate to the Secured Parties Representative.

         SECTION 10.3 Compensation and Expenses. The Borrower shall pay to the Secured Parties Representative (including any successor Secured Parties Representative appointed hereunder) (i) such fees as mutually agreed to by the Borrower and the Secured Parties

Representative (or such successor Secured Parties Representative) and (ii) from time to time within ten days after demand, all reasonable out-of-pocket costs and expenses of the Secured Parties Representative (including reasonable out-of-pocket fees and expenses of legal counsel) arising in connection with the preparation, execution, delivery, modification and/or termination of this Agreement and each other Transaction Document.

         SECTION 10.4 Stamp and Other Similar Taxes. The Borrower shall indemnify and hold harmless the Secured Parties Representative from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Transaction Document, the Collateral or the attachment or perfection of the Security Interest granted to the Secured Parties Representative in the Collateral. The obligations of the Borrower under this Section 10.4 shall survive the termination of the other provisions of this Agreement.

         SECTION 10.5 Filing Fees, Excise Taxes, etc. The Borrower shall (a) pay or reimburse the Secured Parties Representative for any and all amounts in respect of all search, filing, recording and registration fees, taxes (other than Excluded Taxes), excise taxes and other similar imposts which may be payable or determined to be payable by the Secured Parties Representative in respect of the execution, delivery, performance and/or enforcement of this Agreement and/or any other Transaction Document and (b) save the Secured Parties Representative harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The obligations of the Borrower under this Section 10.5 shall survive the termination of the other provisions of this Agreement.

         SECTION 10.6 Indemnification.

               (a) Indemnity in favor of Secured Parties Representative. To the fullest extent permitted by Applicable Law, the Borrower shall protect, indemnify and save harmless the Secured Parties Representative and each agent or attorney-in-fact appointed by the Secured Parties Representative and each of their respective officers, directors, shareholders, controlling persons, employees, agents and servants (each, an "Indemnified Party") from and against, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or in connection with the execution, delivery, enforcement, performance and/or administration of this Agreement and/or any other Transaction Document or any of the powers granted to the Secured Parties Representative hereunder unless arising from the gross negligence, bad faith or willful misconduct of any Indemnified Party. If for any reason the indemnification provided above in this Section 10.6 is declared unenforceable by a court of law, the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party, as well as any other relevant equitable considerations.

               (b) Suits, etc. In any suit, proceeding or action brought by the Secured Parties Representative under or with respect to the Transaction Documents for any sum owing thereunder or to enforce any provisions thereof, the Borrower shall save, indemnify and keep the Secured Parties Representative harmless from and against all loss, damage and reasonable, out-of-pocket expense suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder (unless such expense, loss or damage is caused by the gross negligence, bad faith or willful misconduct of the Secured Parties Representative) arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Secured Parties Representative or any other Secured Party.

               (c) Limitation on Expenses. The indemnification obligations of the Borrower pursuant to this Section 10.6 shall be, in the case of any expenses and reimbursement obligations incurred by the Secured Parties Representative, limited to the reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of legal counsel) so incurred.

               (d) Survival. The obligations of the Borrower under this
Section 10.6 shall survive the termination of the other provisions of this Agreement.

         SECTION 10.7 Direction of the Secured Parties Representative. (a) Except as provided in subsection 5.4(b) and 10.11(e), the Controlling Class may from time to time direct the Secured Parties Representative to take any action or refrain from taking any action which the Secured Parties Representative is permitted to take under this Agreement. Any direction from the Controlling Class to the Secured Parties Representative to take any action or refrain from taking any such action shall be evidenced by the delivery of a certificate from the Controlling Class Representative to the Secured Parties Representative (with copies to the Representatives, the Borrower and each Investment Holding Subsidiary) specifying (i) that such Person represents the Controlling Class and the identities of the Secured Parties making up such Controlling Class and their respective holdings of Secured Obligations and
(ii) the actions the Controlling Class is directing the Secured Parties Representative to take or refrain from taking. Each Representative and, by its acceptance of the benefits hereof, each other Secured Party agrees that it shall be bound pursuant to the directions of the Controlling Class and that it shall have no right of dissent or any similar rights provided, however, that
(x) such direction complies with the terms of this Agreement and (y) such Representative and other Secured Parties shall otherwise remain entitled to the benefits of this Agreement. If any consent, approval, direction, action or non-action (a "Consent Action") is to be taken by the Controlling Class, to the extent practicable, the Secured Parties Representative shall confirm (except with respect to any Consent Action taken pursuant to subsection 3.5(b)(ii), 3.5(b)(iii), 3.5(c)(ii), 3.5(c)(iii) or 3.5(c)(iv)), at least two
Business Days prior to the date such Consent Action is required to be taken under this Agreement, with the Representatives representing the Secured Parties that such Secured Parties are aware of such Consent Action.

               (b) Any certificate delivered by the Controlling Class Representative or a Liquidation Direction delivered by the Controlling Class Representative directing the Secured Parties Representative to take or refrain from taking any action must be delivered to the Secured Parties Representative (with copies to the Representatives, the Borrower and each Investment

Holding Subsidiary) reasonably in advance of the date on which such action or inaction is sought but in no event less than two Business Days before the date such action or inaction is sought (except with respect to any Consent Action taken pursuant to subsection 3.5(b)(ii), 3.5(b)(iii), 3.5(c)(ii), 3.5(c)(iii) or 3.5(c)(iv)).

               (c) Nothing herein contained shall prohibit the Controlling Class, before the Secured Parties Representative is entitled to take any particular action under this Agreement or any other Transaction Document (a "Collateral Action"), from directing the Secured Parties Representative, pursuant to the mechanism provided in this Article X, to take any action not prohibited by this Agreement or any other Transaction Document in preparation of taking such Collateral Action.

         SECTION 10.8 Acceptance of Appointment. The Secured Parties Representative hereby accepts the appointment as agent and representative on behalf of the Secured Parties under this Agreement and the other Transaction Documents upon the terms and conditions hereof and of the other Transaction Documents.

         SECTION 10.9 Exculpatory Provisions. (a) The Secured Parties Representative shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the other Transaction Documents, unless specifically made by the Secured Parties Representative. The Secured Parties Representative makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Borrower or any Investment Holding Subsidiary thereto or as to the security interest afforded by the Transaction Documents, the perfection or priority of any security interest created thereby or, as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement or any other Transaction Document, and, except as otherwise provided herein, the Secured Parties Representative shall incur no liability or responsibility in respect of any such matters. The Secured Parties Representative shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or for perfecting or maintaining the perfection of the Security Interest in the Collateral or for recording any documents in connection with patents or trademarks or otherwise as to the maintenance of the Collateral, except in the event that the Secured Parties Representative enters into possession of a part or all of the Collateral, the Secured Parties Representative shall preserve the part in its possession; provided, however, that the Secured Parties Representative shall not be required to expend any of its own funds to preserve the Collateral if it shall reasonably determine that reimbursement therefor is not reasonably assured to it hereunder.

               (b) The Secured Parties Representative shall not be required to ascertain or inquire as to the performance by the Borrower or any Investment Holding Subsidiary of any of the covenants or agreements contained herein or in any other Transaction Document.

               (c) The Secured Parties Representative shall not be liable for any action taken or omitted to be taken by it in accordance with this Agreement or any other Transaction Document or in connection herewith or therewith or in connection with the Collateral, unless found by a court of competent jurisdiction in a final, non-appealable adjudication to have been caused by its own gross negligence, bad faith or willful misconduct (or by its failure to exercise reasonable care in the custody and preservation of Collateral in its possession as provided in Section 10.14).

         SECTION 10.10 Reliance by Secured Parties Representative. (a) Whenever in the administration of this Agreement the Secured Parties Representative shall deem it necessary or desirable that a matter with respect to the Borrower or any Investment Holding Subsidiary be proved or established in connection with the taking, suffering or omitting any action hereunder and/or under any other Transaction Document by the Secured Parties Representative, unless otherwise specifically provided herein, such matter may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Borrower delivered to the Secured Parties Representative (a copy of which certificate the Borrower shall deliver simultaneously to each Representative which shall forward a copy to each Secured Party it represents), and such certificate may be conclusively relied upon by the Secured Parties Representative and shall constitute a full warranty to the Secured Parties Representative for any action taken, suffered or omitted in reliance thereon, unless (i) the Secured Parties Representative shall have actual knowledge of an inaccuracy therein or (ii) any Secured Party shall provide contrary information in writing to the Secured Parties Representative with respect to such matter, in which case, unless such Secured Party and Borrower can reach agreement on such issue within a period of ten Business Days from the time a certificate is submitted, the Secured Parties Representative shall appoint at the direction of the applicable Representative an independent arbitrator (who shall be acceptable to the Borrower and such Secured Party and whose reasonable fees and/or expenses shall be paid by the Borrower) to resolve the dispute; provided that the Secured Parties Representative shall have no responsibility to take any action until such matter is resolved.

               (b) Subject to Section 10.11, the Secured Parties Representative may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Secured Parties Representative hereunder in accordance therewith. In the absence of any direction pursuant to Sections
10.7 and 5.4, the Secured Parties Representative shall have the right, after no such direction is provided 20 days after a request therefor by the Secured Parties Representative to the Controlling Class, to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction; provided, however, that, if, prior to receipt of instructions concerning the administration of the Collateral from such a court, the Secured Parties Representative receives direction pursuant to Sections 10.7 and 5.4, such direction shall control and the Secured Parties Representative shall withdraw any such court action or process it may have commenced.

               (c) The Secured Parties Representative may rely and shall be fully protected in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of electronic messages, cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence, bad faith or willful misconduct, the Secured Parties Representative may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Secured Parties Representative that conform to the requirements of this Agreement or any other Transaction Document.

         SECTION 10.11 Limitations on Duties of the Secured Parties Representative. (a) The Secured Parties Representative undertakes to perform only the duties expressly set forth herein, together with such powers as are reasonably incidental thereto.

               (b) The Secured Parties Representative may exercise the rights and powers granted to it by this Agreement and the other Transaction Documents, but only pursuant to the terms of this Agreement, and the Secured Parties Representative shall not be liable with respect to any action taken or omitted by it in accordance with a direction of the Controlling Class.

               (c) Except as herein otherwise expressly provided, the Secured Parties Representative shall not be under any obligation to take any action which is discretionary on the part of the Secured Parties Representative under the provisions hereof or under any Transaction Document, except upon the written request of the Controlling Class pursuant to this Agreement. The Secured Parties Representative shall make available for inspection and copying by each Secured Party each certificate or other paper furnished to the Secured Parties Representative, in its capacity as such, by the Borrower, any Investment Holding Subsidiary, any Secured Party or any Holder, under or in respect of this Agreement, any other Transaction Document or any of the Collateral at the expense of the Borrower.

               (d) The Secured Parties Representative shall not be liable for any error of judgment made in good faith by an officer of it, unless it shall be proved that the Secured Parties Representative was grossly negligent in ascertaining the pertinent facts.

               (e) The Secured Parties Representative shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Controlling Class pursuant to this Agreement, unless the Controlling Class shall have provided to the Secured Parties Representative adequate security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. For purposes of this subsection 10.11(e), adequate indemnity shall be deemed to include an unsecured indemnity agreement with a banking or other financial institution with (a) a tangible net worth of at least $1,000,000,000 or (b) (i) in the case of a banking institution, the long-term debt obligations of the holding company of such banking institution are rated at least "A1" by Moody's or "A+" by S&P or (ii) in the case of a financial institution other than a banking institution, the senior unsecured, unguaranteed long-term debt of such financial institution or its claims-paying ability or financial strength is rated at least "A2" by Moody's or "A" by S&P.

         SECTION 10.12 Resignation and Removal of the Secured Parties Representative. (a) The Secured Parties Representative (i) may at any time (with or without cause) by giving 60 days' prior written notice to the Borrower, the Representatives, Moody's, S&P and all other Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor Secured Parties Representative, the assignment of the Global Lien to the successor Secured Parties Representative and the acceptance of such appointment and assignment by such successor Secured Parties Representative and (ii) may be removed at any time for cause by the affirmative vote of the Controlling Class, such removal to become effective upon the appointment of a successor Secured Parties Representative, the assignment of the Global Lien to the successor Secured Parties Representative and the acceptance of such appointment and assignment by such successor Secured Parties Representative; provided, however, that the predecessor Secured Parties Representative shall be entitled to its reasonable fees and expenses up to and including the effective date of any such resignation or removal and the indemnity set out in
Section 10.6 shall survive any such resignation or removal to the benefit of the predecessor Secured Parties Representative. Where no Liquidation Direction shall have been given and be in effect, the Borrower shall appoint any successor Secured Parties Representative with the consent of the Controlling Class, with such consent not to be unreasonably withheld. Where a Liquidation Direction shall have been given and be in effect or in any event if no successor Secured Parties Representative shall have been appointed by the Borrower and shall have accepted such appointment within ten Business Days after such resignation or removal of the Secured Parties Representative, a successor Secured Parties Representative may be appointed by the affirmative vote of the Controlling Class, which successor shall be a financial institution which shall (i) be reasonably acceptable to the Borrower (so long as no Liquidation Direction shall have been given and be in effect), (ii) be organized under the laws of the United States or one of the states thereof,
(iii) have a combined capital and surplus of at least $2,000,000,000 and (iv) have a long-term debt rating of at least "Baa1" by Moody's and at least "BBB" by S&P. Any appointment by the Borrower or the Controlling Class shall be effective upon the making of such appointment, the assignment of the Global Lien to the successor Secured Parties Representative and the acceptance of such appointment and assignment by such successor Secured Parties Representative. Notice of any such appointment shall be promptly given by the successor Secured Parties Representative to Moody's and S&P.

               (b) If at any time the Secured Parties Representative shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Secured Parties Representative for any other cause, a successor Secured Parties Representative shall be appointed and the Global Lien shall be assigned to such successor Secured Parties Representative as provided in subsection 10.12(a), and the powers, duties, authority and title of the predecessor Secured Parties Representative shall be terminated and canceled without procuring the resignation of such predecessor Secured Parties Representative, and without any formality (except as may be required by Applicable Law) other than appointment and designation of a successor Secured Parties Representative and acceptance of such assignment of the Global Lien in writing, duly acknowledged, delivered to the predecessor Secured Parties Representative, the Borrower and each Investment Holding Subsidiary and filed for record in each public office, if any, in which this Agreement is required to be filed.

               (c) Upon the acceptance of any appointment as Secured Parties Representative hereunder by a successor Secured Parties Representative and payment of all of the predecessor Secured Parties Representative's reasonable fees and expenses incurred hereunder, such successor Secured Parties Representative shall be entitled to receive from the predecessor Secured Parties Representative such documents of transfer and assignment (without recourse or representation) as such successor Secured Parties Representative may reasonably request, and shall thereupon succeed to and become vested with all estates, properties, rights, powers, privileges, trusts, duties, authority and title of the predecessor Secured Parties Representative, and the predecessor Secured Parties Representative shall be discharged from its duties and obligations as Secured Parties Representative under this Agreement. The predecessor

Secured Parties Representative shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the successor Secured Parties Representative, the Global Lien and all property, including all moneys, instruments and securities, of the Borrower and each Investment Holding Subsidiary then held by the predecessor Secured Parties Representative, if any. Should any written conveyance or other instrument or document from the Borrower or any Investment Holding Subsidiary be required by any successor Secured Parties Representative for more fully and certainly vesting in such successor Secured Parties Representative the estates, properties, rights, powers, privileges, trusts, duties, authority and title vested or intended to be vested in the predecessor Secured Parties Representative, any and all such written conveyances and other instruments or documents, including financing statements, shall, on request of such successor Secured Parties Representative, be executed and delivered by the Borrower or the applicable Investment Holding Subsidiary. All reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket fees and expenses of legal counsel, incurred in connection with actions taken under this subsection shall be paid promptly by the Borrower to the predecessor Secured Parties Representative and the successor Secured Parties Representative, as applicable.

               (d) The installation of a successor Secured Parties Representative shall not prejudice the rights of the predecessor Secured Parties Representative to charge and be reimbursed for any reasonable expenditures which it may thereafter incur in connection herewith.

         SECTION 10.13 Merger of the Secured Parties Representative. Any corporation into which the Secured Parties Representative may be merged, or with which it may be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Secured Parties Representative shall be a party or any corporation succeeding to all or substantially all of the business of the Secured Parties Representative shall be the Secured Parties Representative under this Agreement without the execution or filing of any paper or any further act on the part of any parties hereto.

         SECTION 10.14 Reasonable Care. The Secured Parties Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Parties Representative accords its own property and the property of its other customers, consistent with the degree of care used by other banking or financial institutions exercising similar functions, it being understood that the Secured Parties Representative shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, votes or other matters relative to any Collateral, whether or not the Secured Parties Representative has or is deemed to have knowledge of such matters.

         SECTION 10.15 Delegation of Duties. The Secured Parties Representative may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, which may include officers and employees of the Secured Parties Representative or otherwise. If such agents or attorneys-in-fact are not officers or employees of the Secured Parties Representative (or an Affiliate thereof) or the Custodian, then the Borrower (provided that no Liquidation Direction shall then be in effect) and the Representatives shall have the right to consent to such appointment, which consent shall not be unreasonably withheld. The Secured Parties Representative shall be entitled to have the advice of counsel concerning all matters pertaining to such powers and duties. None of such agents or attorneys-in-fact shall be personally liable to the Borrower, any Investment Holding Subsidiary or the Secured Parties for any action taken or omitted to be taken by it in accordance with its appointment except for its own gross negligence, bad faith or willful misconduct or failure to exercise reasonable care in the custody and preservation of Collateral in its custody, as the case may be. None of the Secured Parties Representative, the Borrower or any Investment Holding Subsidiary shall be responsible for the negligence, bad faith or willful misconduct of any agents or attorneys-in-fact selected by the Secured Parties Representative with due care.

         SECTION 10.16 Certain Voting Matters. At any time of determination, for any vote needed to direct the Secured Parties Representative, (A) the vote of the applicable Secured Parties (other than the Secured Hedging Creditors) shall be determined with reference to (i) both the principal amounts under the Credit Agreement then outstanding plus (ii) if applicable, the aggregate of unused commitments available under the Credit Agreement, (B) the vote of any Secured Hedging Creditors shall be determined with reference to the termination value of the Secured Hedging Transactions as of three Business Days prior to that date and (C) the vote relating to any Secured Obligations, or unused Commitments in respect thereof, held by the Borrower and its Affiliates shall be disregarded and the Secured Obligations, and unused Commitments in respect thereof, held by the Borrower and its Affiliates shall be excluded from the calculation of the aggregate outstanding principal amount of Secured Obligations or Commitments in respect thereof for purposes of determining whether the requisite percentage of any such Secured Obligations or Commitments in respect thereof have authorized or approved any such direction. Other creditors not secured by the Collateral shall not have any vote for any purpose of directing the Secured Parties Representative. In connection with any proposed vote, the Lenders and the Secured Hedging Creditors shall share information in reasonable detail and with reasonable promptness (and, in no event, later than the second Business Day after a request) concerning outstanding and other liabilities to permit calculation of exposure and voting power.

         SECTION 10.17 Confidentiality; Investment Company Act. (a) The Secured Parties Representative shall (and shall cause its employees, directors, agents, attorneys, accountants and other professional advisors to) hold all non-public information obtained pursuant to the requirements of this Agreement, in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound industry practices, and in any event may make disclosure (i) reasonably required by any bona fide actual or potential transferee or participant in connection with a contemplated transfer of any Loans or participation therein or any Affiliate, Designated CP Conduit Committed Lender or Liquidity Provider of a Lender (including attorneys, legal advisors, accountants and consultants of such Lender, Affiliate, Liquidity Provider or Designated CP Conduit Committed Lender or any rating agency then rating the commercial paper notes of such Lender if it is a CP Conduit) (so long as such transferee, participant or Affiliate, Liquidity Provider or Designated CP Conduit Committed Lender agrees to be bound by the provisions of this Section 10.17), (ii) to its employees who have a need to know such information, directors, agents, attorneys, accountants and other professional advisors; provided that the confidential information shall be used solely for the purpose of administrating this Agreement, including the evaluation of the Borrower and its Affiliates, and such confidential information shall be used in compliance with the legal and internal control requirements of the Secured Parties Representative, (iii) which has been publicly disclosed other than in breach of this Agreement, (iv) as required or requested by any governmental agency or representative thereof or pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative, or regulatory authority; provided that, unless prohibited by applicable law or court order, the Secured Parties Representative shall use reasonable efforts to inform the Borrower reasonably in advance of any such disclosure, (v) pursuant to legal process or in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Credit Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Credit Documents; provided that, unless prohibited by applicable law or court order, the Secured Parties Representative shall use reasonable efforts to inform the Borrower reasonably in advance of any such disclosure, (vi) in connection with the exercise of any remedy hereunder or (vii) of the existence of this Agreement; provided that, in no event shall the Secured Parties Representative be obligated or required to return any materials furnished by the Borrower.

               (b) Anything herein to the contrary notwithstanding, each of the Borrower and each Investment Holding Subsidiary hereby consents to the disclosure of any non-public information with respect to it to any rating agency, commercial paper dealer, administrator or provider of a surety, guaranty or credit or liquidity enhancement to a Lender and to any officers, directors, employees, outside accountants, advisors, and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information.

               (c) The Secured Parties Representative shall maintain any records that would constitute records required to be maintained by the Borrower under the Investment Company Act in accordance with the Investment Company Act, as advised by the Borrower from time to time.


                                  ARTICLE XI

                                 MISCELLANEOUS

         SECTION 11.1 Amendments, Supplements and Waivers. (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower or any Investment Holding Subsidiary therefrom, nor instruction to the Secured Parties Representative, shall in any event be effective unless the same shall be in writing and (x) signed by the Controlling Class Representative and (y) contain a statement of such Controlling Class Representative to the effect that such writing is being delivered at the request or direction of the Controlling Class (except as otherwise provided in this Agreement), and any such waiver, consent or instruction shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

                    (i) no such amendment, waiver or consent shall, unless in
            writing and signed by the Borrower or an Investment Holding Subsidiary, adversely affect the rights and duties of the Borrower or such Investment Holding Subsidiary, as applicable, under this Agreement or any other Transaction Document or otherwise adversely affect the Borrower or such Investment Holding Subsidiary, as applicable;

                    (ii) if the terms of any of the Transaction Documents
            would prohibit such amendment, waiver or consent unless a specified percentage or group of Holders shall agree to the same, then such amendment, waiver or consent shall also require the approval of such specified percentage or group;

                    (iii) no such amendment, waiver or consent shall, unless
            in writing and signed by the Secured Parties Representative, modify the rights or duties of the Secured Parties Representative under this Agreement or any other Transaction Document;

                    (iv) no such amendment, waiver or consent shall, unless in writing and signed by each affected Secured Party, adversely affect the priority or amount (or percentage share, as the case may be) of distributions to such Secured Party under Section 6.5; and

                    (v) no such amendment, waiver or consent shall materially
            adversely affect the duties, obligations, rights or immunities of any party to this Agreement without such party's prior written consent.

               (b) The Borrower shall promptly deliver to the Secured Parties Representative, Moody's and S&P and each Representative any amendment, modification or supplement to any Transaction Document.

               (c) Prior to requesting any amendment, waiver or consent contemplated by this Section 11.1, the Borrower shall give ten days' prior written notice (or, if ten days' prior written notice is not reasonably practicable under the circumstances, the maximum amount of prior written notice that is reasonably practicable) thereof to Moody's and S&P.

         SECTION 11.2 Notices. Unless otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, emailed, transmitted or delivered to the applicable party at its address set forth in Annex III; provided that any notice provided for hereunder to a Secured Party that is a non-U.S. Secured Party set forth in Annex III shall be by facsimile or email transmission if such non-U.S. Secured Party has provided current facsimile or email contact information and if to any other or subsequent Secured Party (including a transferee from any Secured Party of any Secured Obligations), to it at its address designated pursuant to the Credit Agreement, or at such other address as may be designated by it in a written notice pursuant hereto. Any such notice or communication shall be deemed to have been given or made as of the date so delivered, if delivered personally or by overnight courier; when receipt is acknowledged, if transmitted or emailed; and five calendar days after mailing, if sent by registered, certified or first class mail (except notice of change of address shall not be deemed to have been given until actually received by the addressee). Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         SECTION 11.3 Notices to the Borrower. Each Representative shall provide to each other Representative and the Borrower copies of each notice, if any, which is given by it to the Borrower or the Secured Parties Representative pursuant to any Transaction Document; provided, however, that the failure to provide any such notice shall not impair any rights which the Representative or any other Secured Party may have against the Borrower and, unless otherwise set forth herein, the failure to provide any such notice shall not alter or impair the agreements between the parties hereto.

         SECTION 11.4 Headings. The table of contents of this Agreement and Article, Section, subsection, clause and other headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         SECTION 11.5 Severability. In each case to the extent permitted by Applicable Law, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.6 Separate Liability. The obligations of each Secured Party under this Agreement (if any) shall be several and not joint, and no Secured Party shall be liable or responsible for the acts or omissions of any other Secured Party.

         SECTION 11.7 Sharing of Payments. If at any time following a Liquidation Direction any Secured Party (a "Receiving Party") shall have received any payment or distribution (whether voluntary, involuntary, through the exercise of any rights of set-off, or otherwise, and whether in cash, property or securities) in excess of the payments or distributions such Receiving Party would have received through the operation of Section 6.5 (such excess payments or distributions being referred to as "Excess Payments"), then such Receiving Party shall hold such Excess Payments in trust for the benefit of all Secured Parties, and shall promptly pay over such Excess Payments in the form received (duly endorsed, if necessary, to the Secured Parties Representative) to the Secured Parties Representative, for distribution by the Secured Parties Representative pursuant to Section 6.5.

         SECTION 11.8 Secured Parties Representative Actions, Rights and Remedies. (a) All actions permitted to be taken by the Secured Parties Representative hereunder with respect to the Collateral or the Transaction Documents, including the exercise of rights and remedies by the Secured Parties Representative, the giving of notices and the appointment of nominees, sub-agents or other representatives, shall be taken by the Secured Parties Representative in its capacity as secured party, for the benefit of the Secured Parties, under the Global Lien and as agent and representative for the respective Representatives pursuant to the rights and remedies granted to such Representatives under the respective Transaction Documents to which they are a party and Applicable Law; and each of the agreements by the Representatives hereunder are solely in their respective representative capacities under the Transaction Documents to which they are a party (and not individually).

               (b) Except as set forth in or contemplated by Section 10.3, each grant of any right or remedy to the Secured Parties Representative hereunder is not given to the Secured Parties Representative in its individual capacity but rather to the Secured Parties Representative acting in its capacity as secured party, for the benefit of the Secured Parties, under the Global

Lien and as agent and representative for the Representatives, and any exercise by the Secured Parties Representative of any such rights or remedies shall be as secured party, for the benefit of the Secured Parties, under the Global Lien and on behalf of, and as agent and representative for, the Representatives under the respective Transaction Documents to which they are a party.

               (c) To the extent of any inconsistency in the rights and remedies granted to the Secured Parties Representative in its capacity as agent and representative for any Representative hereunder and the rights and remedies granted to such Representative under any Transaction Document, the rights and remedies granted hereunder shall control.

         SECTION 11.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns; provided, however, that (a), except in connection with a merger or consolidation permitted by the Credit Agreement, neither the Borrower nor any Investment Holding Subsidiary may assign or transfer any of its rights or obligations hereunder without the prior consent of the Administrative Agent and the Secured Parties Representative, and (b) the Administrative Agent and the Secured Parties Representative may not assign or transfer any of their respective rights or obligations hereunder except in accordance with the provisions of the Credit Agreement or this Agreement, as applicable. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Collateral.

         SECTION 11.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION (AND THE EFFECT OF PERFECTION OR NONPERFECTION) OF ANY SECURITY INTEREST IN SOME PORTION OF THE COLLATERAL IS GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK AND EXCEPT TO THE EXTENT INCONSISTENT WITH ANY MANDATORY PROVISION OF THE INVESTMENT COMPANY ACT WHICH SHALL CONTROL.

         SECTION 11.11 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 11.12 Other Transactions. Nothing contained herein shall preclude any Secured Party from engaging in any transaction, in addition to those contemplated by this Agreement, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any such Person.

         SECTION 11.13 Limitation on Actions, Inconsistency. Notwithstanding anything contained herein to the contrary, for so long as this Agreement is in effect neither the Secured Parties Representative nor any other Secured Party
(a) may take any action to attach, foreclose or realize upon the Collateral, whether pursuant to the Security Interest or otherwise, except pursuant to the terms of this Agreement or (b) shall take any other action inconsistent with the rights and remedies granted to the Secured Parties Representative or the Secured Parties under this Agreement, including the right of the Secured Parties Representative to give instructions to the Custodian or any other Person or agent.

         SECTION 11.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO MAY, IN THE SOLE DISCRETION OF THE APPLICABLE PARTY HERETO, BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTIES REPRESENTATIVE'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN, FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THIS SECTION 11.14 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE PAYMENT OF ALL OBLIGATIONS.

         SECTION 11.15 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A

MATERIAL INDUCEMENT FOR THE REPRESENTATIVES AND SECURED PARTIES REPRESENTATIVE ENTERING INTO THIS AGREEMENT.

         SECTION 11.16 Non-Recourse to Investment Manager, Co-Manager and Holders of Preferred Interests or Common Interests. The Secured Parties acknowledge and understand that no Secured Party shall have any recourse to the assets of the Investment Manager, the Co-Manager, any special limited partner of the Borrower or the holders of Preferred Interests or Common Interests in connection with any satisfaction of the Obligations of the Borrower.

         SECTION 11.17 No Petition. Each party hereto (other than the Borrower) hereby covenants and agrees that, prior to the date which is one year and one day after the termination of the Credit Agreement and the payment in full of any amounts owed under the Credit Agreement, such Person will not acquiesce, petition or otherwise invoke or cause the Borrower to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of the property of the Borrower, or ordering the winding up or liquidation of the affairs of the Borrower. Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes and other indebtedness for borrowed money of any CP Conduit or SPC, including any Swingline Lender if it is a CP Conduit or SPC, such Person shall not institute against, or join any other Person in instituting against, such CP Conduit or SPC, including the Swingline Lender if it is a CP Conduit or SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. This provision shall survive the termination of the Credit Agreement and the making and repayment of the Loans.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         TENNENBAUM OPPORTUNITIES PARTNERS
                                            V, LP, as Borrower




                                         By: /s/ Howard Lefkowitz
                                            ----------------------------------
                                             Name:  Howard Lefkowitz
                                             Title: President








            [Signature Page to Pledge and Intercreditor Agreement]

2


                                         WACHOVIA CAPITAL MARKETS, LLC,
                                         not in its individual capacity, but
                                         solely as Administrative Agent and
                                         as Secured Parties Representative


                                         By: /s/ Paul Burkhart
                                            ---------------------------------
                                            Name:  Paul Burkhart
                                            Title: Director









            [Signature Page to Pledge and Intercreditor Agreement]

                                         WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION, not in its individual
                                            capacity, but solely as Custodian


                                         By:  /s/ Karen J. Ridgeway
                                              --------------------------------
                                              Name:  Karen J. Ridgeway
                                              Title: Vice President












            [Signature Page to Pledge and Intercreditor Agreement]

                                    ANNEX I


                                  Definitions
                                  -----------

         Terms not otherwise defined herein are used as defined in the Credit Agreement.

         "Acceleration" means that all or any portion of the Senior Obligations shall have been declared, become or deemed to have become due and payable on an accelerated basis under the Credit Agreement, and such declaration or acceleration shall not have been rescinded.

         "Acceleration Notice" means any notice given hereunder by the Administrative Agent to the Secured Parties Representative of an Acceleration under the Credit Agreement, which notice shall also act as a Notice of Suspension if a Notice of Suspension is not already in effect.

         "Account Property" has the meaning set forth in the Custodial
Agreement.

         "Administrative Agent" has the meaning set forth in the Credit
Agreement.

         "Administrative Expenses" means the sum of the following amounts payable by the Borrower or any Investment Holding Subsidiary in the following order of priority:

         (a) amounts required to be paid or reimbursed to the Secured Parties Representative hereunder;

         (b) amounts required to be paid or reimbursed to the Custodian pursuant to the Custodial Agreement;

         (c) amounts required to be paid or reimbursed to the Administrative Agent pursuant to the Credit Agreement;

         (d) reasonable expenses relating to the maintenance of the Fund Investments and the other Collateral;

         (e) reasonable expenses incurred for general business operations of the Borrower or any Investment Holding Subsidiary (including the legal, accounting and administration fees and expenses);

         (f) reasonable expenses (but not Management Fees) then due and payable pursuant to the Investment Management Agreement;

         (g) any fees and expenses (including monitoring fees and expenses) then due and payable to Moody's and S&P or any other Rating Agency; and

         (h) all other fees and expenses of the Borrower relating to the issuance of the equity securities (other than the Preferred Interests) permitted by the Credit Agreement, including legal fees and expenses of counsel and accountants not to exceed the proceeds received in connection with such issuance;

provided, however, that Administrative Expenses shall not include expenses of the Borrower relating to the issuance of such debt paid on the Closing Date and any taxes required to be paid by the Borrower in accordance with the Credit Agreement.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" is defined in the preamble.

         "Applicable Law" with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

         "Approved Depository" has the meaning assigned to the term "Depository" in subsection 2.3(i) of the Custodial Agreement.

         "Authorized Officer" means with respect to the Borrower or any Investment Holding Subsidiary, the Chairman of the Board of Directors, any Director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer or another Person whose signature and incumbency shall have been certified to the Lenders pursuant to
Section 4.1.1 of the Credit Agreement or such other representatives or agents as are thereafter certified in a similar manner from time to time and with respect to the Investment Manager, those of the Investment Manager's officers, managing members, members, representatives and agents whose signatures and incumbency shall have been certified to the Lenders pursuant to Section 4.1.1 of the Credit Agreement or such other representatives or agents as are thereafter certified in a similar manner from time to time.

         "Bank Loans" has the meaning set forth in the Collateral Valuation Schedule.

         "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day except a Saturday, Sunday or other day on which commercial banks are authorized or obligated by law, regulation or executive order to close in Charlotte, North Carolina, Columbia, Maryland, Minneapolis, Minnesota, New York City or Los Angeles, California, and (ii) with respect to all notices, borrowings and determinations in connection with, and payments of principal and interest on, LIBOR Loans, EURIBOR Loans, Cost of Funds Rate Dollar Loans, Cost of Funds Rate Euro Loans and Swingline Loans, any day which is a Business Day described in clause (i) and which is also a TARGET Day and a day on which banks in London, England are open for dealings in Dollar or Euro deposits, as applicable, in the London interbank market.

         "Cash" has the meaning set forth in the Collateral Valuation
Schedule.

         "Cash Equivalents" has the meaning set forth in the Collateral Valuation Schedule.

         "Closing Date" means December 15, 2006.

         "Collateral" means, collectively, all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, financial assets, contract rights, documents, goods, instruments, deposit accounts, letter-of-credit rights, investment property, money and any and all other property of any type or nature of the Borrower or any Investment Holding Subsidiary, whether now owned or existing or hereafter acquired or arising, including but not limited to all of the following: (a) the Pledged Investments, (b) the Custodial Account and the Escrow Account and all contents thereof (including all Cash and Cash Equivalents held therein or credited thereto from time to time, and all securities and investments, including Pledged Investments, and other "investment property" and "financial assets," as each such term is defined in the relevant UCC, of any kind held therein or credited thereto from time to time), (c) all rights and privileges of the Borrower or any Investment Holding Subsidiary with respect to the Pledged Investments and Related Contracts (including all representations, warranties, registration rights and other undertakings of any Person inuring to the benefit of the Borrower or any Investment Holding Subsidiary in respect thereof), and all rights and privileges with respect to the Custodial Account and the Escrow Account and the contents thereof (including all "securities entitlements" and "financial assets," as defined in the relevant UCC, with respect thereto), (d) all right, title and interest of the Borrower or any Investment Holding Subsidiary in or pursuant to the Investment Management Agreement, the Co-Management Agreement, any Secured Hedging Agreement and any other contract to which the Borrower or any Investment Holding Subsidiary is a party to and in connection with which a Pledged Investment becomes part of the Collateral, (e) all right, title and interest of the Borrower in or pursuant to any Defensive Hedge Transaction, (f) all funds on deposit in the Liquidation Account and (g) all Proceeds of any or all of the foregoing; provided, however, that "Collateral" shall not include any property released or transferred (including, without limitation, to the Fund Custodial Account) in accordance with this Agreement and the Custodial Agreement.

         "Collateral Action" is defined in subsection 10.7(c).

         "Collateral Valuation Schedule" has the meaning set forth in the Credit Agreement.

         "Collections" means, with respect to any Fund Investment, (i) all Principal Payments and Interest Payments received by the Borrower or any Investment Holding Subsidiary with respect to such Fund Investment, (ii) all other amounts paid with respect to such Fund Investment, including dividends of any type (whether in cash, equity interests or other property), distributions with respect thereto and any damages payable on account of any breach of warranty with respect to such Fund Investment and any proceeds of collateral for, or any guaranty of, such Fund Investment or the relevant issuer's obligation to make payments with respect thereto.

         "Co-Management Agreement" has the meaning set forth in the Credit Agreement.

         "Co-Manager" has the meaning set forth in the Credit Agreement.

         "Commitment" means each Loan Commitment.

         "Commitment Fees and Premium" means any commitment fees due and payable to the Administrative Agent on behalf of the Lenders under Section
2.4.1 of the Credit Agreement and any commitment reduction premium with respect to commitment fees due and payable pursuant to Section 2.2 of the Credit Agreement.

         "Commitment Termination Date" has the meaning set forth in the Credit Agreement.

         "Common Interests" has the meaning set forth in the Credit Agreement.

         "Consent Action" is defined in subsection 10.7(a).

         "Controlling Class" means (i) at any time prior to any Liquidation Direction, the Lenders under the Credit Agreement and Secured Hedging Creditors representing in aggregate more than 50% of the sum of (x) the aggregate amount of all Senior Obligations outstanding at such time and (y) the aggregate amount of all unused Commitments under the Credit Agreement at such time; and (ii) on the date of and after (and for purposes of giving or revoking) a Liquidation Direction, the Lenders under the Credit Agreement and Secured Hedging Creditors representing in aggregate more than 50% of all Senior Obligations outstanding at such time.

         "Controlling Class Representative" means a representative designated by the Controlling Class as having the authority to provide notices from the Controlling Class to the Secured Parties Representative as required herein.

         "Credit Agreement" means the Credit Agreement, dated as of the Closing Date, among the Borrower, the lenders party thereto from time to time, the Administrative Agent, Wachovia Capital Markets, LLC, as lead manager and joint bookrunner, and Banc of America Securities LLC, as co-lead manager and joint bookrunner, as the same may be amended, extended, restated, supplemented, modified, refinanced, refunded or replaced (in whole or in part) (including with lenders other than the initial lenders) from time to time in accordance with the terms thereof, including any of the foregoing which increases borrowings thereunder; provided that (i) any section references to the Credit Agreement herein apply to sections in the Credit Agreement described above and the section references of any replacement Credit Agreement shall be deemed substituted for such references herein and (ii) there shall be at any time only one instrument that is the Credit Agreement under this Agreement.

         "Credit Document" has the meaning set forth in the Credit
Agreement.

         "Custodial Account" has the meaning set forth in the Custodial
Agreement.

         "Custodial Agreement" has the meaning set forth in the Credit
Agreement.

         "Custodian" means Wells Fargo Bank, National Association, as Custodian under the Custodial Agreement.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defensive Hedge Agreement" means a Related Contract in respect of a Defensive Hedge Transaction.

         "Defensive Hedge Transaction" has the meaning set forth in the Collateral Valuation Schedule.

         "Dollar" or "$" means dollars in lawful currency of the United States of America.

         "Eligible Account" means an account which is (a) segregated and (b)
(i) maintained as a trust account or (ii) maintained at a United States bank (which may include any of the Secured Parties that are banks) that has the Required Rating with respect to its demand and time deposits and certificates of deposit.

         "Eligible Counterparty" has the meaning set forth in the Collateral Valuation Schedule.

         "Escrow Account" has the meaning set forth in the Custodial Agreement. "Euro" or "(euro)" means the lawful currency of the Participating Member States.

         "Euroclear" means Euroclear Bank, S.A./N.V. as operator of the Euroclear System.

         "Event of Default" means any Event of Default under and as defined in the Credit Agreement.

         "Excess Payments" has the meaning assigned to that term in Section
11.7.

         "Excluded Taxes" means amounts in respect of backup withholding taxes on or measured by the net income of any Lender or amounts imposed pursuant to the laws of the jurisdiction in which such Person or a Person related thereto is organized, managed or controlled or the jurisdiction in which the applicable office of such Person or related Person is located, managed or controlled.

         "Final Maturity Payment Default" means that (a) the Senior Obligations shall have become due and payable on the Commitment Termination Date under the Credit Agreement and (b) such applicable Senior Obligations shall not have been paid in full on the Commitment Termination Date.


         "Final Maturity Payment Default Notice" means any notice given pursuant to subsection 3.5(c)(iii) by the Administrative Agent to the Secured Parties Representative of a Final Maturity Payment Default under the Credit Agreement, which notice shall also act as a Notice of Suspension if a Notice of Suspension is not already in effect.

         "Fund Custodial Account" has the meaning set forth in the Custodial Agreement.

         "Fund Investment" has the meaning set forth in the applicable Collateral Valuation Schedule.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

         "Global Lien" is defined in Section 2.1.

         "Grant" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, general lien upon, and right of set-off against, deposit, set over and confirm. A Grant in respect of the Fund Investments, or in respect of any other agreement or instrument (including any Related Contract), shall encompass all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect and receive Collections in respect of the Fund Investments, Secured Hedging Agreements and Defensive Hedge Agreements, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Hedging Representative" means the trustee, paying agent or other similar representative for the Secured Hedging Creditors from time to time appointed by and on behalf of the Secured Hedging Creditors, and as to which each of the Borrower and each Investment Holding Subsidiary confirms and re-makes its Grant hereunder for such party's benefit at the time such party is appointed as a Hedging Representative and a Secured Party hereunder by the execution of a certificate in substantially the form of Annex V hereto.

         "Hedging SPE" has the meaning set forth in the Collateral Valuation Schedule.

         "Holder" means, at any date, with respect to any outstanding Lender Note or Loan, the Lender registered with the Administrative Agent on the register maintained pursuant to the Credit Agreement as the record owner of such Lender Note (or the Loans and obligations represented by such Lender Note or Loan).

         "Indemnified Party" is defined in subsection 10.6(a).

         "Insolvency Event" means any event described under Section 7.1.9 of the Credit Agreement.

         "Instrument" means an "instrument" within the meaning of Section 9-105(1)(i) of the UCC.

         "Interest Payment" means, with respect to any Fund Investment, any payment received by the Borrower or any Investment Holding Subsidiary with respect to such Fund Investment that is attributable to interest or yield in accordance with the Related Contract with respect to such Fund Investment and includes any regularly scheduled payment or distribution in respect of any Secured Hedging Agreement.

         "Investment Holding Subsidiary" has the meaning set forth in the Credit Agreement.

         "Investment Management Agreement" has the meaning set forth in the Credit Agreement.

         "Investment Manager" has the meaning set forth in the Credit
Agreement.

         "Lender" has the meaning set forth in the Credit Agreement.

         "Lender Note" has the meaning set forth in the Credit Agreement.

         "Lender Obligations" means the obligations of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement (and any promissory notes issued to the Lenders thereunder) and the other Credit Documents, whether for principal, interest, premium, fees, indemnities, expenses or other amounts payable (including interest that would accrue but for the filing of a petition initiating a Proceeding, whether or not a claim for such interest is allowed in the Proceeding).

         "Lien" has the meaning set forth in the Credit Agreement.

         "Liquidation Acceleration" means an Acceleration and an approval by the Controlling Class to foreclose and enforce the Security Interest and sell or otherwise dispose of the Collateral and close out any Secured Hedging Transaction.

         "Liquidation Account" is defined in Section 6.1.

         "Liquidation Conditions" means the provisions of the Credit Documents which set forth the conditions and procedures governing the rights of the Secured Parties to initiate the foreclosure and enforcement of the Security Interest in favor of any of the Secured Parties and the sale or other disposition of the Collateral following an Event of Default and any revocation thereof.

         "Liquidation Direction" is defined in subsection 3.5(c)(iv).

         "Liquidation Notice" means a written notice from the Secured Parties Representative to the Custodian indicating that the Secured Parties Representative has received a Liquidation Direction, which notice shall also act as a Notice of Suspension if a Notice of Suspension is not already in effect.

         "Loan" has the meaning set forth in the Credit Agreement.

         "Loan Commitment" means a commitment of the Lenders to make Loans under the terms of the Credit Agreement.

         "Management Fee" has the meaning set forth in the Investment Management Agreement.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto, and if such corporation shall for any reason no longer perform the function of a securities rating agency, Moody's shall be deemed to refer to any other rating agency designated by the Borrower with the written consent of the Administrative Agent.

         "Notice of Suspension" has the meaning assigned to that term in subsection 3.5(c)(i) and shall include any such notice automatically provided pursuant to the definitions of Acceleration Notice, Final Maturity Payment Default Notice and Liquidation Notice.

         "Obligations" means all obligations and liabilities of the Borrower or any Investment Holding Subsidiary to the Administrative Agent, any of the Lenders, any of the Secured Hedging Creditors and the Secured Parties Representative, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with any of the Transaction Documents.

         "Over-Collateralization Test Deficiency" means, as of any date of determination, a failure to satisfy any Over-Collateralization Test (as defined in the Collateral Valuation Schedule) at such date (after giving effect to any grace period provided for in the Credit Agreement).

         "Payment Default" means a payment default under any Senior
Obligation.

         "Permitted Liens" means Liens permitted by Section 6.2.3 of the Credit Agreement.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pledged Investments" means collectively, all Cash and Cash Equivalents at any time and from time to time transferred to or held in the Custodial Account or the Escrow Account or listed on a Transmittal Letter (including an initial Transmittal Letter) and without limitation, all Fund Investments delivered to the Custodian and credited to the Custodial Account or the Escrow Account at any time and from time to time, all Pledged Loans, all Pledged Securities, all Pledged Structured Product Transactions, all Defensive Hedge Transactions, all Pledged Trade Payables and Pledged Trade Claims and other Fund Investments credited to the Custodial Account and the Escrow Account.

         "Pledged Loans" means all Bank Loans now owned or hereafter acquired by the Borrower or any Investment Holding Subsidiary that are transferred to or held in the Custodial Account at any time and from time to time or listed on a Transmittal Letter (including an initial Transmittal Letter) delivered to the Custodian or otherwise pledged under this Agreement in accordance with the terms and provisions of this Agreement and the Custodial Agreement.

         "Pledged Securities" means all Securities now owned or hereafter acquired by the Borrower that are transferred to or held in the Custodial Account at any time and from time to time or listed on a Transmittal Letter (including an initial Transmittal Letter) delivered to the Custodian or otherwise pledged under this Agreement in accordance with the terms and provisions of this Agreement and the Custodial Agreement.

         "Pledged Structured Product Transactions" means all Structured Product Transactions now owned or hereafter acquired by the Borrower or any Investment Holding Subsidiary that are transferred to or held in the Custodial Account at any time and from time to time or listed on a Transmittal Letter (including an initial Transmittal Letter) delivered to the Custodian or otherwise pledged under this Agreement in accordance with the terms and provisions of this Agreement and the Custodial Agreement.

         "Pledged Trade Payables and Pledged Trade Claims" means all Trade Payables and Trade Claims now owned or hereafter acquired by the Borrower or any Investment Holding Subsidiary that are transferred to or held in the Custodial Account at any time and from time to time or listed on a Transmittal Letter (including an initial Transmittal Letter) delivered to the Custodian or otherwise pledged under this Agreement in accordance with the terms and provisions of this Agreement and the Custodial Agreement.

         "Preferred Commitment Fees and Premium" means any commitment fees due and payable in respect of the Preferred Interests under Section 2(h) of the Statement of Preferences and any commitment reduction premium in respect of the Preferred Interests due and payable under Section 2(i) of the Statement of Preferences.

         "Preferred Interests" means any preferred limited partnership interests (or other form of preferred equity) issued by the Borrower pursuant to the Borrower Organization Agreement.

         "Principal Payment" means, with respect to any Fund Investment, any payment received by the Borrower or any Investment Holding Subsidiary with respect to such Fund Investment that is attributable to principal in accordance with the Related Contract with respect to such Fund Investment and includes any termination or similar payment and distribution in respect of any Secured Hedging Agreement.

         "Proceeding" means the making of a trust, mortgage or assignment for the benefit of creditors; the voluntary or involuntary dissolution, winding up, total or partial liquidation, reorganization, bankruptcy, insolvency, receivership or marshalling of assets or liabilities of the Borrower or any Investment Holding Subsidiary including a case under the federal Bankruptcy code, as amended from time to time; or any other statutory, common law or contractual proceeding or arrangement for the postponement or adjustment of all or a substantial part of the liabilities of the Borrower or any Investment Holding Subsidiary.

         "Proceeds" means all "proceeds" as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include without limitation, all interest, dividends or other earnings, income or distributions from or in respect of, or investments or reinvestments of, the Cash and Cash Equivalents from time to time on deposit in the Custodial Account and the

Escrow Account and the Pledged Investments and all other proceeds of Collateral, including settlement and termination payments in respect of Secured Hedging Transactions (whether the same arise or are acquired before or after the commencement of a Proceeding in which the Borrower or any Investment Holding Subsidiary is a debtor).

         "Rating Agency" has the meaning set forth in the Credit Agreement.

         "Receiving Party" has the meaning assigned to that term in Section
11.7.

         "Related Contracts" means all credit agreements, promissory notes, security agreements, leases, financing statements, guaranties and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Pledged Investment (excluding the Investment Management Agreement and the Co-Management Agreement), together with all of the Borrower's or applicable Investment Holding Subsidiary's right, title and interest in and to all inventory and other goods (including returned or repossessed goods) securing, guaranteeing or otherwise relating to any Pledged Investment or any Related Contract.

         "Representative" means (as the context requires) (a) the Administrative Agent as agent and representative on behalf of the Lenders under the Credit Agreement and other Transaction Documents to which it is a party and/or (b) the Hedging Representative as trustee, paying agent or other similar representative for the Secured Hedging Creditors.

         "Required Rating" means a rating of at least "P-l" by Moody's or at least "A-l" by S&P, as applicable.

         "Requirements of Law" for any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, or any successor thereto, and if such corporation shall for any reason no longer perform the function of a securities rating agency, S&P shall be deemed to refer to any other rating agency designated by the Borrower with the written consent of the Administrative Agent.

         "Secured Hedging Agreement" means any agreement evidencing a Secured Hedging Transaction so long as at the time of entering into such transaction, the Borrower delivers to the Administrative Agent and the Secured Parties Representative a copy of such agreement and a notice describing such transaction and stating that such transaction is a "Secured Hedging Transaction" for all purposes of this Agreement and the other Credit Documents.

         "Secured Hedging Creditor" means any Eligible Counterparty that is a counterparty under a Secured Hedging Agreement with the Borrower, and as to which each of the Borrower and each Investment Holding Subsidiary confirms and re-makes its Grant hereunder for such party's benefit at the time such party desires to become a Secured Hedging

Creditor and a Secured Party hereunder by the execution of a certificate in substantially the form of Annex V hereto.

         "Secured Hedging Transaction" has the meaning set forth in the Collateral Valuation Schedule.

         "Secured Obligations" means (a) the Senior Obligations, (b) the fees and expenses (and indemnities) of the Custodian payable under the Custodial Agreement, (c) the fees and expenses (and indemnities) of the Administrative Agent under the Credit Agreement and (d) the fees and expenses (and indemnities) of the Secured Parties Representative under this Agreement.

         "Secured Obligations Agreement" means any agreement, document or instrument that creates or evidences any of the Secured Obligations.

         "Secured Parties" means the Representatives, the Lenders, the Administrative Agent, the Secured Parties Representative, the Custodian, the Secured Hedging Creditors and the Hedging Representative.

         "Secured Parties Representative" has the meaning set forth in the preamble to this Agreement.

         "Securities" has the meaning set forth in the Collateral Valuation Schedule.

         "Securities Intermediary" has the meaning assigned to such term in ss.8-102(14) of the UCC.

         "Security Interest" means the security interest Granted under this Agreement and the Custodial Agreement in the Collateral securing any of the Obligations including, for the avoidance of doubt, the Global Lien.

         "Senior Creditors" means the Lenders and/or the other holders of Senior Obligations (including Secured Hedging Creditors), as the context requires.

         "Senior Obligations" means, collectively, the Lender Obligations, the obligations of the Borrower to any Secured Hedging Creditors under any Secured Hedging Agreement and to any Hedging Representative under, or with respect to, any Secured Hedging Agreement, whether such Secured Hedging Agreement is now existing or hereafter arising.

         "Statement of Preferences" means the Statement of Preferences of the Borrower, dated as of December 15, 2006, relating to the Preferred Interests.

         "Structured Product Transaction" has the meaning set forth in the Collateral Valuation Schedule.

         "TARGET Day" means any Business Day on which the Trans-European Automated Real-time Gross settlement Express Transfer system is open.

         "Trade Claims" means secured and unsecured obligations incurred in connection with the acquisition of goods and/or services, including participations therein.

         "Trade Payables" means all "accounts" and "chattel paper" as such terms are used in Sections 9-102(a)(2) and 9-102(a)(ii), respectively, of the UCC.

         "Transaction Documents" means the Credit Documents.

         "Transmittal Letter" has the meaning set forth in the Custodial Agreement.

         "UCC" means at any time the Uniform Commercial Code as in effect in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other the State of New York, "UCC" means the Uniform Commercial Code as in effect in the other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection (and for purposes of definitions related to such provisions).

         "United States" or "U.S." means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

                                   ANNEX II

                                   Locations
                                   ---------

THE BORROWER:
------------

Tennenbaum Opportunities Partners V, LP

Jurisdiction of Organization:
-----------------------------

State of Delaware

Chief Executive Office:
-----------------------

Santa Monica, California

Mailing Address:                         County:                   State:
----------------                         ------                    -----

2951 28th St.                            Los Angeles               California
Suite 1000
Santa Monica, California 90405


Record Location:
----------------

2951 28th St.
Suite 1000
Santa Monica, California 90405

[INVESTMENT HOLDING SUBSIDIARY]
-------------------------------

[To be included upon establishment of any Investment Holding Subsidiary]

                                   ANNEX III

                             Addresses for Notices
                             ---------------------

BORROWER
--------

Tennenbaum Opportunities Partners V, LP
Attention:  Mark K. Holdsworth
2951 28th St., Suite 1000
Santa Monica, California 90405
Phone:  (310) 566-1004
Fax:  (310) 566-1010
Email:  mark@tennenbaumcapital.com

ADMINISTRATIVE AGENT
--------------------

Wachovia Capital Markets, LLC
301 South College Street, NC0600
Charlotte, North Carolina 28202
Attention: Paul Burkhart
Phone:  (704)383-3766
Fax:  (704) 715-0067
Email: Paul.burkhart@wachovia.com


SECURED PARTIES REPRESENTATIVE
------------------------------

Wachovia Capital Markets, LLC
301 South College Street, NC0600
Charlotte, North Carolina 28202
Attention: Paul Burkhart
Phone:  (704)383-3766
Fax:  (704) 715-0067
Email: Paul.burkhart@wachovia.com


CUSTODIAN
---------

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Phone:  (410) 884-2000
Fax:  (410) 715-3748
Attn:  Corporate Trust Services -- Tennenbaum Opportunities Partners V, LP


                                     III-1

RATING AGENCIES
---------------

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007
Phone:  (212) 533-4173
Fax:  (212) 533-3707

Standard & Poor's Ratings Services
CDO Surveillance
55 Water Street, 42nd Floor
New York, New York 10041-0003
Phone:  (212) 438-1000

[INVESTMENT HOLDING SUBSIDIARY]
-------------------------------

[To be included upon establishment of any Investment Holding Subsidiary]


                                     III-2

                                   ANNEX IV

       Transfers and Perfection of Pledged Loans, Pledged Trade Payables
       -----------------------------------------------------------------
     and Pledged Trade Claims, and Pledged Structured Product Transactions
     ---------------------------------------------------------------------
                       and Defensive Hedge Transactions
                       --------------------------------

Pledged Loans
-------------

         A. With respect to any Pledged Loan, at the time of settlement therefor, the Borrower or applicable Investment Holding Subsidiary shall send to the Custodian an initial Transmittal Letter which shall provide (1) a notice describing such Pledged Loan, (2) that a copy of any documents evidencing its purchase is attached thereto, (3) any promissory note evidencing such Pledged Loan, (4) a copy of the executed loan agreement relating thereto, and (5) confirmation that instructions have been given to the agent, borrower or selling institution in respect of such Pledged Loan to make all payments to the Custodial Account.

         B. With respect to any Pledged Loan constituting a participation interest in a loan evidenced by a participation certificate issued initially in the name of the Borrower or acquired by the Borrower or applicable Investment Holding Subsidiary as assignee, the Borrower or applicable Investment Holding Subsidiary shall deliver to the Custodian (1) the executed participation agreement pursuant to which the Borrower or applicable Investment Holding Subsidiary holds such loan participation and (2) such executed participation certificate, together with any form of assignment provided for in the participation agreement or in the loan documentation, endorsed in blank by the Borrower or applicable Investment Holding Subsidiary, which endorsement shall be undated.

         C. With respect to any Pledged Loan that is a participation interest in a loan that is not evidenced by a participation certificate, the Borrower or applicable Investment Holding Subsidiary shall deliver to the Custodian the executed participation agreement pursuant to which the Borrower or applicable Investment Holding Subsidiary holds such loan participation.

         D. The procedures described in paragraphs A through C above may be revised and supplemented from time to time with the written consent of all of the parties to this Agreement (without the consent of the Lenders under the Credit Agreement). The parties agree to negotiate in good faith such revisions and supplements as may be reasonable or necessary to enable the Borrower and any Investment Holding Subsidiary to continue to acquire Pledged Loans and the Custodian to hold them for credit to the Custodial Account and the benefit of the Party In Interest (as defined in the Custodial Agreement).


Pledged Trade Payables and Pledged Trade Claims
-----------------------------------------------

         A. With respect to any Pledged Trade Payable and Pledged Trade Claim, at the time of settlement, the Borrower or applicable Investment Holding Subsidiary shall send the Custodian a notice describing such Pledged Trade Payable and Pledged Trade Claim (which shall constitute an initial Transmittal Letter for purposes of the definition of "Pledged

Investments") and a copy of any documents evidencing its purchase thereof and shall thereafter promptly forward the items specified in paragraph B or C below after its receipt thereof.

         B. With respect to any Pledged Trade Payable and Pledged Trade Claim, the Borrower or applicable Investment Holding Subsidiary shall deliver to the Custodian a documentation package containing (1) all chattel paper, if any, constituting such Pledged Trade Payable and Pledged Trade Claim and (2) a Transmittal Letter expressly stating that all chattel paper, if any, described in such Transmittal Letter is contained in such Documentation Package.

         C. With respect to any Pledged Trade Payable and Pledged Trade Claim as to which the account debtor or obligor thereunder subsequently files for protection under the Federal Bankruptcy Code, in addition to the foregoing actions, the Borrower or applicable Investment Holding Subsidiary shall file a proof of claim setting forth the terms of the pledge in accordance with Rule 3001(e)(3) of the Federal Rules of Bankruptcy Procedure unless otherwise directed by the Secured Parties Representative. With respect to any Pledged Trade Payable and Pledged Trade Claim purchased or acquired by the Borrower or applicable Investment Holding Subsidiary after a proof of claim against the account debtor or obligor thereunder has already been filed, the Borrower or applicable Investment Holding Subsidiary hereby waives its rights to object to any evidence of the terms of the pledge thereof filed by the Administrative Agent, the Secured Parties Representative or the Custodian in accordance with Rule 3001(e)(4) of the Federal Rules of Bankruptcy Procedure, provided, that the terms of such filing are consistent with, and do not violate any provision of, the Credit Agreement, this Agreement or the Custodial Agreement. To the extent that the terms of such filing are inconsistent with, or violate any provision of, the Credit Agreement, this Agreement or the Custodial Agreement, the Borrower or applicable Investment Holding Subsidiary retains, and does not waive, its right to object to any filing made by the Administrative Agent, the Secured Parties Representative or the Custodian under Rule 3001(e)(4) of the Federal Rules of Bankruptcy Procedure

Pledged Structured Product Transactions and Defensive Hedge Transactions
------------------------------------------------------------------------

         A. With respect to any Pledged Structured Product Transaction or Defensive Hedge Transaction, at the time of settlement therefor, the Borrower or applicable Investment Holding Subsidiary shall send to the Custodian an initial Transmittal Letter which shall provide: (1) a notice describing such Pledged Structured Product Transaction or Defensive Hedge Transaction, (2) that a copy of any documents evidencing its purchase is attached thereto, (3) confirmation that instructions have been given to the Eligible Counterparty in respect of such Pledged Structured Product Transaction or Defensive Hedge Transaction to make all payments owing thereunder to the Custodial Account, and (4) confirmation that the grant of a security interest in such Structured Product Transaction or Defensive Hedge Transaction is not prohibited by the terms thereof, and shall promptly forward any item specified pursuant to paragraph B below, to the extent applicable, after its receipt thereof.

         B. The procedures described in paragraph A above may be revised and supplemented from time to time with the written consent of all of the parties to this Agreement (without the consent of the Lenders under the Credit Agreement). The parties agree to negotiate in good faith such revisions and supplements as may be reasonable or necessary to conform the procedures set forth above to changes in market procedures followed in other transactions of similar type.





                                    ANNEX V

                  Certificate Regarding Confirmation of Grant
                  -------------------------------------------


         This certificate is being furnished to [______] [insert name of new Secured Hedging Creditor/Hedging Representative] pursuant to the Pledge and Intercreditor Agreement among Tennenbaum Opportunities Partners V, LP, as Borrower, Wells Fargo Bank, National Association, as Custodian, and Wachovia Capital Markets, LLC, as Administrative Agent and as Secured Parties Representative, dated as of December 15, 2006, as amended and in effect from time to time in accordance with the terms thereof (the "Pledge Agreement") (capitalized terms used herein without definition that are defined in the Pledge Agreement shall have the meanings ascribed to such terms in the Pledge Agreement).

         1. The [Borrower][applicable Investment Holding Subsidiary] hereby confirms its Grant to the Secured Parties Representative for the benefit of the Secured Parties in the Collateral. The [Borrower][applicable Investment Holdings Subsidiary] hereby grants to the Secured Parties Representative on behalf of the Secured Parties (including without limitation [_______] [insert name of new Secured Hedging Creditor/Hedging Representative]) a security interest in the Collateral.

         [2. The Borrower as a party to that certain Custodial Agreement, among the Borrower, the Administrative Agent, the Custodian and the Secured Parties Representative hereby confirms and directs the Custodian, as securities intermediary thereunder, that if at any time the Custodian shall receive any order from the Secured Parties Representative (i) directing disposition of funds in the Custodial Account or the Escrow Account or (ii) directing transfer or redemption of any financial asset relating to any such account, the Custodian, as securities intermediary, shall comply with such entitlement order or instruction without further consent by the Borrower or any other person.]

         IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of _____, 200_.

                                       [TENNENBAUM OPPORTUNITIES PARTNERS V, LP]
                                       [APPLICABLE INVESTMENT
                                       HOLDING SUBSIDIARY]


                                       By:-----------------------------------
                                          Name:
                                          Title:



Acknowledged and agreed:

WACHOVIA CAPITAL MARKETS, LLC,
   as Secured Parties Representative


By:
   ---------------------------------------
   Name:
   Title:


WELLS FARGO BANK, NATIONAL ASSOCIATION,
   as Custodian


By:
   ---------------------------------------
   Name:
   Title:

                                   ANNEX VI

                           FORM OF JOINDER AGREEMENT
                           -------------------------

                      FOR INVESTMENT HOLDING SUBSIDIARIES
                      -----------------------------------

         JOINDER AGREEMENT, dated as of [ ] [ ], [ ] (this "Agreement"), among [Investment Holding Subsidiary] (the "Grantor"), TENNENBAUM OPPORTUNITIES PARTNERS V, LP (the "Borrower"), WACHOVIA CAPITAL MARKETS, LLC, as Administrative Agent and as Secured Parties Representative, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian.


                             W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrower, the Administrative Agent, the Secured Parties Representative and the Custodian are parties to a Pledge and Intercreditor Agreement, dated as of December 15, 2006 (as amended, supplemented or otherwise modified from time to time, the "Pledge and Intercreditor Agreement");

         WHEREAS, the Borrower is establishing the Grantor as an Investment Holding Subsidiary; and

         WHEREAS, as a condition precedent to the joinder of the Grantor as a party to the Pledge and Intercreditor Agreement, the Pledge and Intercreditor Agreement requires the execution and delivery of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Certain Defined Terms.

         Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Pledge and Intercreditor Agreement.


         Section 2. Grant of Security Interest by Grantor.

               (a) To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, and to secure the due and punctual performance of all of the obligations of the Grantor contained in this Agreement, the Pledge and Intercreditor Agreement and the other Transaction Documents, the Grantor hereby Grants to the Secured Parties Representative (and each successor Secured Parties Representative) for its benefit and the benefit of the Secured Parties, a security interest (the "Global Lien") in all of the Grantor's right, title and interest in and to the Collateral; provided, however, that the Global Lien on any Collateral released or distributed by the Custodian from the Custodial Account (including, but not limited to, any transfers from the Custodial Account to the Fund Custodial Account) or the Escrow Account (including, but not limited to, any transfers from the Escrow Account to the Fund Custodial Account) pursuant to, and in accordance with the terms of, the Custodial Agreement and Article III of the Pledge and Intercreditor Agreement shall automatically be released and discharged, without any action by the Secured Parties Representative or any other Secured Party, except to the extent that such Collateral is released or distributed to the Liquidation Account. The Secured Parties Representative's remedial rights in respect of the Collateral shall be subject in all respects to the terms of
Article V of the Pledge and Intercreditor Agreement.

               (b) The Security Interest is Granted as security only and shall not subject the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

         Section 3. Acknowledgments.(a) The Grantor hereby acknowledges that all securities that are identified from time to time in the Custodian's records as being subject to a security interest in favor of the Secured Parties Representative for the benefit of any of the Secured Parties (so long as any Secured Obligations are outstanding) are subject to such a security interest.

               (b) The parties hereto (excluding the Grantor) acknowledge and understand that in respect of the obligations hereunder of the Grantor, they shall have recourse only to the Collateral and the other assets of the Grantor.

         Section 4. Perfection of Security Interest. The parties hereto agree that the Custodian shall (a) hold the Collateral for the benefit of the Grantor and the Secured Parties pursuant to the Custodial Agreement and (b) be authorized to take any and all actions set forth in the Custodial Agreement with respect to the Collateral to preserve the Security Interest.

         Section 5. The Grantor.

         The Grantor represents and warrants that:

               (a) Perfection of Security Interest. The representations and warranties of this Section 5 shall survive the execution of this Agreement and be deemed to be repeated on each date on which any item constituting Collateral is delivered as if made at and as of that time.

                         (i) Upon transfer of the Collateral in the manner
                    specified in the Custodial Agreement and the Pledge and Intercreditor Agreement and after the other actions described in the Custodial Agreement and the Pledge and Intercreditor Agreement have been taken by the appropriate parties, the Secured Parties Representative for the benefit of the Secured Parties shall have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the UCC), which security interest shall be prior to all other interests in such Collateral (subject to Permitted Liens) and shall be enforceable as such against any creditors of the Grantor.

                         (ii) The Grantor has caused or will cause, within ten
                    days of the execution of the this Agreement, the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Granted to the Secured Parties Representative hereunder. The Grantor hereby authorizes the filing of such financing statements including a collateral description of "all personal property." No other filings of the UCC financing statements or any other action other than those described herein, in the Pledge and Intercreditor Agreement and in the Custodial Agreement shall be necessary to perfect such security interest.

                         (iii) The Grantor owns and has good and marketable
                    title to the Collateral free and clear of any Lien, claim or encumbrance of any person, other than (a) the Global Lien and (b) Permitted Liens.

                         (iv) The Grantor has received all consents and
                    approvals required by the terms of each item of Collateral to the Granting of the security interest in the Collateral to the Secured Parties Representative.

                         (v) All Collateral has been credited to the Custodial
                    Account.

                         (vi) The Grantor has not consented to the Custodian
                    compiling with entitlement orders of any person other than the Secured Parties Representative.

                         (vii) Other than as set forth in this Agreement and
                    the Pledge and Intercreditor Agreement, the Grantor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any part of the Collateral. The Grantor has not authorized the filing of and is not aware of any financing statement against the Grantor other than any financing statement relating to the security interest granted to the Secured Parties Representative under this Agreement. The Grantor is not aware of any judgment or tax lien filing against the Grantor.

                         (viii) The Grantor has delivered to the
                    Administrative Agent and the Secured Parties
                    Representative (if requested) an opinion or opinions in substantially the form delivered by the Borrower pursuant to Section 4.1.10(a) of the Credit Agreement on the Closing or otherwise in form and substance satisfactory to the Administrative Agent and the Secured Parties Representative.

               (b) Location. On the date hereof, the location of the Grantor within the meaning of Section 9-307 of the UCC and the location of the chief executive office or sole place of business of the Grantor are as specified on Annex II of the Pledge and Intercreditor Agreement.

               (c) Status. (i) The Grantor is a [ ] duly organized, validly existing and in good standing under the laws of the [ ] and has all requisite power and authority to enter into and perform its obligations under this Agreement and the Pledge and Intercreditor Agreement and (ii) the execution, delivery and performance by it of this Agreement and the Pledge and Intercreditor Agreement have been duly authorized by all necessary action on its part.

         Section 6. Joinder. The Grantor confirms that it has received a copy of the Pledge and Intercreditor Agreement and agrees that it will perform all of its obligations thereunder in accordance with the terms thereof. Upon the delivery of a fully executed version of this Agreement to the Borrower, the Administrative Agent, the Secured Parties Representative and the Custodian, the Grantor shall be a party to the Pledge and Intercreditor Agreement and have the rights and obligations of an Investment Holding Subsidiary thereunder and under the other Transaction Documents.

         Section 7. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         Section 8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION (AND THE EFFECT OF PERFECTION OR NONPERFECTION) OF ANY SECURITY INTEREST IN SOME PORTION OF THE COLLATERAL IS GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                         [GRANTOR]


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:

                                         TENNENBAUM OPPORTUNITIES
                                         PARTNERS V, LP



                                         By:
                                             --------------------------------
                                             Name:
                                             Title:

                                         WACHOVIA CAPITAL
                                         MARKETS, LLC, not in its
                                         individual capacity, but solely as
                                         Administrative Agent and as Secured
                                         Parties Representative


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, not in its
                                         individual capacity, but solely as
                                         Custodian

                                         By:
                                             --------------------------------
                                             Name:
                                             Title: